                                                                EXHIBIT 11(b)(2)

                               DATE: 23 JUNE, 1999

                             STAGECOACH HOLDINGS PLC

                             as the initial Borrower

                       THE GUARANTORS LISTED IN SCHEDULE 2

                                  as Guarantors

                        THE LENDERS LISTED IN SCHEDULE 1

            CREDIT SUISSE FIRST BOSTON, J.P. MORGAN SECURITIES LTD.,
               THE ROYAL BANK OF SCOTLAND PLC AND THE GOVERNOR AND
                        COMPANY OF THE BANK OF SCOTLAND

                                  as Arrangers

                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

                                    as Agent

        US$2,250,000,000 MULTICURRENCY TERM AND REVOLVING LOAN FACILITIES

                                SLAUGHTER AND MAY

                              35 BASINGHALL STREET

                                 LONDON EC2V 5DB

                                     RS/JYXW
                                  CC991650.142

                                    CONTENTS

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CLAUSE                                                                                             PAGE
PART I : INTERPRETATION                                                                              2

1. Interpretation and calculations                                                                   2

2. The Facilities                                                                                   15

3. The Lenders and the Obligors                                                                     16

4. Fees and Expenses                                                                                17

5. Cancellation                                                                                     18

PART III : DRAWING, INTEREST AND REPAYMENT                                                          20

6. Advance of Funds                                                                                 20

7. Currency Option                                                                                  23

8. Interest                                                                                         26

9. Repayment                                                                                        28

10. Prepayment                                                                                      28

PART IV : CHANGES OF CIRCUMSTANCES AND PAYMENTS                                                     32

11. Changes of Circumstances                                                                        32

12. Payments                                                                                        36

13. Late Payment                                                                                    38

14. Sharing among Lenders                                                                           39

PART V : THE GUARANTEE                                                                              41

15. Guarantee                                                                                       41

16. Guarantor's Indemnity                                                                           43

17. Representations                                                                                 44

18. Delivery of Information                                                                         48

19. Financial Covenants                                                                             49

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
20. General Covenants                                                                               53

21. Termination Events                                                                              56

PART VII : MISCELLANEOUS                                                                            60

22. The Agent and the Arrangers                                                                     60

23. Evidence, certificates and determinations                                                       63

24. Notices                                                                                         64

25. Assignment and Novation                                                                         64

26. Waivers and Amendments                                                                          65

27. Miscellaneous                                                                                   66

28. Law                                                                                             66

SCHEDULE 1 : LENDERS AND COMMITMENTS                                                                67

SCHEDULE 2 : GUARANTORS                                                                             68

SCHEDULE 3 : CONDITIONS PRECEDENT                                                                   70

SCHEDULE 4 : FORM OF NOTICE FOR AN ADVANCE                                                          72

SCHEDULE 5 : COSTS RATE                                                                             73

SCHEDULE 6 : FORM OF SUBSTITUTION CERTIFICATE                                                       75

SCHEDULE 7 : MARGIN                                                                                 77

SCHEDULE 7 : MARGIN                                                                                 78

                                 LOAN AGREEMENT

DATE:   23rd June, 1999

PARTIES

1. STAGECOACH HOLDINGS PLC, a company (registered number SC100764), of 20 Charlotte Street, Perth PH1 5LL, as the initial Borrower

2.       THE GUARANTORS listed in Schedule 2, as Guarantors

3.       THE LENDERS listed in Schedule 1, as Lenders

4. CREDIT SUISSE FIRST BOSTON, J.P. MORGAN SECURITIES LTD., THE ROYAL BANK OF SCOTLAND PLC and THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, as Arrangers

5.       MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent

BACKGROUND

At the request of the initial Borrower, the Lenders are willing to provide a US$1,000,000,000 multicurrency term loan facility, a US$750,000,000 multicurrency term loan facility and a US$500,000,000 multicurrency revolving loan facility to the Borrowers on the terms of this Agreement. The facilities are to be guaranteed by the Guarantors and secured by a charge over certain voting trust certificates.

The parties agree as follows:

PART I : INTERPRETATION

1.       INTERPRETATION AND CALCULATIONS

1.1      DEFINITIONS

         In this Agreement:

         "ACQUISITION" means the proposed acquisition by the Parent of all the outstanding shares of common stock of Coach by means of the Offer and the Merger.

         "ADVANCE" means a Facility A Advance, a Facility B Advance or a Facility C Advance, as the case may be.

         "ADVANCE DATE" means the date, or proposed date, of an Advance.

         "AFFILIATE" in relation to a person means a Subsidiary of that person, a Holding Company of that person or another Subsidiary of that Holding Company.

         "AGENT" means Morgan Guaranty Trust Company of New York, in its capacity as Agent for the Lenders, acting through its office at 60 Victoria Embankment, London EC4Y 0JP or any other office in the United Kingdom which it may notify to the Borrowers' Agent and the Lenders. If there is a change of Agent in accordance with Clause 22.12, "AGENT" will instead mean the new Agent appointed under that Clause.

         "ARRANGERS" means each of Credit Suisse First Boston, J.P. Morgan Securities Ltd., The Royal Bank of Scotland plc and The Governor and Company of the Bank of Scotland, in its capacity as an Arranger of the Facilities.

         "AUTHORISED PERSON" means a person authorised to sign documents on behalf of an Obligor under this Agreement. This authority must be given by a resolution of the directors of the Obligor and a certified copy must be delivered to the Agent. A person will cease to be an "AUTHORISED PERSON" upon notice by the Obligor to the Agent.

         "AVAILABLE COMMITMENT" means Available Facility A Commitment or Available Facility B Commitment or Available Facility C Commitment or, as the context requires, any one of them.

         "AVAILABLE FACILITY A COMMITMENT" means the amount of a Lender's Facility A Commitment which is available for the Borrowers. On any day, it is the Facility A Commitment of that Lender on that day less that Lender's participation in all outstanding Facility A Advances on that day. Participations in Facility A Advances in an Optional Currency will be taken at their Original Dollar Amount.

         "AVAILABLE FACILITY B COMMITMENT" means the amount of a Lender's Facility B Commitment which is available for the Borrowers. On any day, it is the Facility B Commitment of that Lender on that day less that Lender's participation in all outstanding Facility B Advances on that day. Participations in Facility B Advances in an Optional Currency will be taken at their Original Dollar Amount.

         "AVAILABLE FACILITY C COMMITMENT" means the amount of a Lender's Facility C Commitment which is available for the Borrowers. On any day, it is the Facility

         C Commitment of that Lender on that day less that Lender's participation in all outstanding Facility C Advances on that day. Participations in Facility C Advances in an Optional Currency will be taken at their Original Dollar Amount.

         "BOARD OF GOVERNORS" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWED MONIES INDEBTEDNESS" of any person means:

         (A)      all indebtedness of that person for borrowed money,

         (B) all indebtedness under any acceptance credit opened on behalf of that person, or in relation to any letter of credit issued for the account of that person,

         (C) all indebtedness of that person under any debenture, note, bond, bill of exchange or commercial paper or similar instrument,

         (D) all indebtedness of that person in respect of any interest rate or currency swap or forward currency sale or purchase or contract for differences or other form of interest or currency hedging transaction or option as to any of these (including without limit caps, collars and floors),

         (E)      all indebtedness of that person under any finance lease,

         (F) all liabilities of that person (actual or contingent) under any guarantee, bond, security, indemnity or other agreement in respect of any Borrowed Monies Indebtedness of any other person, and

         (G) any other liability (actual or contingent) undertaken by that person for the purpose of raising finance.

         "BORROWER" means each of Stagecoach Holdings plc, the first party to this Agreement and any new borrower incorporated into the Facilities by Clause 3.6. In Clauses 15 and 16, however, "Borrower" does not include any company as borrower in relation to the Guarantee by that company.

         "BORROWERS' AGENT" means the Parent as agent for each Borrower in accordance with Clause 3.5.

         "BUSINESS DAY" means a day on which banks are open for international inter-bank payments in both London and New York. Where "BUSINESS DAY" is used in the context of a non-dollar payment, banks must also be open for international inter-bank payments in the principal financial centre of the currency of that payment. For the purpose of this Agreement, the principal financial centre for sterling and euro is Paris.

         "CHARGE" means the first ranking pledge and security agreement over SCH Holdings' and the Parent's right, title and interest in, to and under the voting certificates of the Voting Trusts and related property, to be entered into by the Parent, SCH Holdings and the Agent in a form acceptable to the Lenders.

         "CIRCULAR" means the circular to be distributed by the Parent to its shareholders notifying them of the proposed Acquisition and convening an extraordinary general meeting at which resolutions will be proposed which approve, amongst other things, the Acquisition, an amendment to the present limit on the borrowing powers of the Parent and its subsidiary undertakings and an increase in the authorised share capital of the Parent.

         "COACH" means Coach USA, Inc., a Delaware corporation.

         "COMMITMENTS" means the Facility A Commitments, the Facility B Commitments and the Facility C Commitments.

         "COSTS RATE" means a rate per annum determined by the Agent in respect of each Lender and notified to the Borrowers' Agent. This rate will be applied to an outstanding amount for a particular period. It will be the aggregate of each of the following:

         (A)      the amount calculated in accordance with Schedule 5; and

         (B) the rate determined by the Agent (based on information supplied by that Lender) to cover:

                  (i) all costs, losses and liabilities suffered by that Lender; and

                  (ii) all reductions in the return on capital of that Lender which it would have been able to obtain but for entering into or performing its obligations under this Agreement,

                  in each case as a result of any minimum reserve requirements imposed by the European Central Bank in relation to the Loan or funding arrangements in relation to any Advance.

         "DESIGNATION AGREEMENT" means an agreement substantially in the form set out in Schedule 9.

         "DOUBLE TAXATION TREATY" means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains, and any convention between the government of the United States and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "DOUBLE TAXATION TREATY BANK" means:

         (i) where an Obligor is resident in the United Kingdom, a person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate Double Taxation Treaty) in a country with which the United Kingdom has an appropriate Double Taxation Treaty giving residents of that country full exemption from United Kingdom taxation on interest and who does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected; and/or

         (ii) where an Obligor is resident in the United States, a person carrying on a bona fide banking business who is resident (as such term is defined in the appropriate Double Taxation Treaty) in another country with which the United States has an appropriate Double Taxation Treaty giving residents of that country full exemption from United States taxation on interest, and who does not carry on business in the United States through a permanent establishment with which the indebtedness under this Agreement in respect of which the interest is paid is effectively connected, provided, in all cases, that such person has made all filings and has complied with all other applicable legislation in order to enable payments of interest by Obligors to be made to him without any deduction or withholding. For the avoidance of doubt, an Obligor may be resident in both the United States and the United Kingdom.

         "EMU LEGISLATION" means the legislative measures of the Council of the European Union providing for the introduction of, changeover to, or operation of, the euro.

         "EQUIVALENT AMOUNT" means the amount in an Optional Currency equivalent to a specified amount in dollars. The "EQUIVALENT AMOUNT" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency is to be or was advanced.

         "EURIBOR" means a rate per annum determined by the Agent and notified to the Borrowers' Agent and the Lenders. This rate will be applied to an outstanding amount in euros for a particular period. It will be determined as follows:

         (A) "EURIBOR" will be the Screen Rate for deposits in euro for that period. This rate will be determined at or about 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period.

         (B) If there is no Screen Rate for euro for the particular period, "EURIBOR" will be based on the rate at which deposits in euro are offered by the Reference Banks for that period to prime banks in the European interbank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (Brussels time) on the Rate Fixing Date relating to the first day of that period. The Agent will calculate the arithmetic means of these rates, rounded upwards to five decimal places. This will be "EURIBOR" for the period. If fewer than three Reference Banks provide the Agent with notifications for a particular period, this method of determining "EURIBOR" will not be used for that period and Clause 11.3 will apply instead.

         "EURO" or "E" means the single currency of the participating member states in the Third Stage.

         "EURO UNIT" means a unit of the euro as defined in the EMU legislation.

         "EXCHANGE RATE" means a rate of exchange for converting an amount in dollars into an amount in an Optional Currency or vice versa. The "EXCHANGE RATE" applicable on any date will be the mean of the Agent's spot buying and selling rates for the exchange of these currencies at or around 11.00 a.m. on:

         (A) except where paragraph (B) applies, the third Business Day before that date; or

         (B) for the purposes of computing the Original Dollar Amount of an Advance in an Optional Currency other than euro, the fourth Business Day before that date.

         "FACILITIES" means the loan facilities provided by this Agreement.

         "FACILITY A" means the multicurrency term loan facility of up to $1,000,000,000 described in Clause 2.1(A).

         "FACILITY A ADVANCE" means an Advance made or outstanding, or to be made, under Facility A.

         "FACILITY A COMMITMENT" means the amount which each Lender has committed to Facility A. Each Lender's initial "FACILITY A COMMITMENT" is the amount set out next to its name in the column numbered (1) of
         Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "FACILITY A COMMITMENT" may be adjusted by assignments and assumptions in accordance with Clause 25.2 and novations in accordance with Clause 25.3.

         "FACILITY A COMMITMENT EXPIRY DATE" means 31st January 2000 or, if earlier, the date Facility A is cancelled in full in accordance with the terms of this Agreement.

         "FACILITY A LOAN" means the principal amount borrowed and not repaid under Facility A.

         "FACILITY A REPAYMENT DATE" means 31st December 2000. If that date is not a Business Day the "FACILITY A REPAYMENT DATE" will instead be the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the "FACILITY A REPAYMENT DATE" will instead be the preceding Business Day.

         "FACILITY B" means the multicurrency term loan facility of up to $750,000,000 described in Clause 2.1(B).

         "FACILITY B ADVANCE" means an Advance made or outstanding, or to be made, under Facility B.

         "FACILITY B COMMITMENT" means the amount which each Lender has committed to Facility B. Each Lender's initial "FACILITY B COMMITMENT" is the amount set out next to its name in the column numbered (2) of
         Schedule 1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "FACILITY B COMMITMENT" may be adjusted by assignments and assumptions in accordance with Clause 25.2 and novations in accordance with Clause 25.3.

         "FACILITY B COMMITMENT EXPIRY DATE" means 31st January 2000 or, if earlier, the date Facility B is cancelled in full in accordance with the terms of this Agreement.

         "FACILITY B LOAN" means the principal amount borrowed and not repaid under Facility B.

         "FACILITY B REPAYMENT DATE" means each of the nine dates falling at six-monthly intervals from the date of the first Facility B Advance and the date of the fifth anniversary of the date of this Agreement. The first Facility B Repayment Date will in any event be no later than 31st March, 2000. If any of those dates is not a Business Day that "FACILITY B REPAYMENT DATE" will instead be the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that "FACILITY B REPAYMENT DATE" will instead be the preceding Business Day.

         "FACILITY C" means the multicurrency revolving loan facility of up to $500,000,000 described in Clause 2.1(C).

         "FACILITY C ADVANCE" means an Advance made, or to be made, under Facility C.

         "FACILITY C COMMITMENT" means the amount which a Lender has committed to Facility C. Each Lender's initial "FACILITY C COMMITMENT" is the amount set out next to its name in the column numbered (3) of Schedule
         1. This may be reduced or revised in accordance with this Agreement. In addition the amount of a Lender's "FACILITY C COMMITMENT" may be adjusted by assignments and assumptions in accordance with Clause 25.2 and novations in accordance with Clause 25.3.

         "FACILITY C LOAN" means the principal amount borrowed and not repaid under Facility C.

         "FACILITY C TERMINATION DATE" means the fifth anniversary of the date of this Agreement or, if earlier, the date on which Facility C is cancelled in full in accordance with the terms of this Agreement.

         "FINANCE DOCUMENT" means each of this Agreement, the Charge and the letters referred to in Clause 4.1, 4.2 and 4.3.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means accounting principles generally accepted and adopted in the United Kingdom.

         "GROUP" means the Parent and all its Subsidiaries (including Coach and its Subsidiaries after the Acquisition is completed).

         "GUARANTEE" means the guarantee of amounts due under this Agreement contained in Clause 15 and the indemnity in Clause 16.

         "GUARANTOR" means each of the Guarantors listed in Schedule 2 to this Agreement and, from the date on which the Parent gives notice to the Agent under Clause 20.1(J), Coach. However, Coach will not be a Guarantor if Clause 15.12(B) is implemented before that date.

         "HOLDING COMPANY" has the meaning described in section 736 of the Companies Act 1985.

         "INFORMATION MEMORANDUM" means the information memorandum prepared for the purpose of syndication of the Facilities and approved by the Parent.

         "INSTRUCTING GROUP" means Lenders whose Commitments exceed 66.66% in aggregate of the Total Commitments. If, however, an Advance has been made and not repaid, "INSTRUCTING GROUP" means Lenders whose participations in the Loan exceed 66.66% in aggregate of the Loan. The amount of participations in Advances in an Optional Currency will be taken at their Original Dollar Amount.

         "LENDER" means a Lender listed in Schedule 1 acting through the office appearing under its name on the signature pages or any other office which it may notify to the Agent. A lender which acquires an interest in these Facilities by way of assignment or novation will become a "LENDER" and will act through its office notified to the Agent. The expression also includes a successor in title to a Lender. A Lender will cease to be a "LENDER" if it novates its entire interest in the Facilities.

         "LENDER GROUP COMPANY" means a Lender or any Holding Company of a Lender.

         "LIBOR" means a rate per annum determined by the Agent and notified to the Borrowers' Agent and the Lenders. This rate will be applied to an outstanding amount for a particular period. It will be determined as follows:

         (A) "LIBOR" will be the Screen Rate for deposits in the currency of that amount for that period. This rate will be determined at or about 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period.

         (B) If there is no Screen Rate for the necessary period for the deposits in that currency "LIBOR" will be based on the rate at which deposits in that currency are offered by the Reference Banks for that period to prime banks in the London inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (London time) on the Rate Fixing Date relating to the first day of the period. The Agent will calculate the arithmetic mean of these rates rounded upwards to five decimal places. This will be "LIBOR" for the period. If fewer than three Reference Banks provide the Agent with notifications for a particular period, this method of determining "LIBOR" will not be used for that period and Clause 11.3 will apply.

         "LOAN" means the principal amount borrowed and not repaid under the Facilities.

         "MARGIN" means the margin calculated in accordance with Schedule 7.

         "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of any Obligor to perform or comply with its obligations under the Finance Documents.

         "MATERIAL SUBSIDIARY" means any Subsidiary of the Parent (other than Porterbrook and any Subsidiary of Porterbrook) the consolidated total assets or consolidated total revenues of which equal or exceed 10 per cent. of the consolidated total assets or consolidated total revenues of the Parent. These figures will all be calculated on the basis of the consolidated accounts of the Parent (whether audited or unaudited) then most recently delivered to the Agent under Clause 18.1 and the then most recent audited financial statements of the relevant Subsidiary (whether or not it was a Subsidiary at the time of their preparation). If a Subsidiary prepares consolidated accounts those accounts will be used. If there is any dispute as to whether a particular Subsidiary is or is not a Material Subsidiary, a report by the auditors shall, in the absence of manifest error, be conclusive and binding.

         "MERGER" means the proposed merger, pursuant to the Merger Agreement, of Coach and a wholly owned Subsidiary of the Parent.

         "MERGER AGREEMENT" means the agreement and plan of merger dated as of 12th June 1999 between the Parent, SCH Holdings, SCH Acquisition and Coach.

         "NATIONAL CURRENCY UNIT" or "NCU" means a unit of the euro (other than the euro unit) as defined in the EMU legislation.

         "NET DISPOSAL PROCEEDS" means, in respect of a disposal, the gross proceeds of that disposal minus the amount confirmed by a director of the relevant company before, on or within five Business Days after, the effective date of the disposal to be the aggregate of:

         (A)      the reasonable costs of the disposal;

         (B) the liabilities which are required to be discharged as a result of the disposal (other than liabilities incurred in contemplation of it);

         (C) the provisions which the directors reasonably determine need to be made for taxes arising as a result of the disposal; and

         (D) where the asset which is the subject of the disposal is being replaced, the cost of the replacement asset and the reasonable costs incurred in connection with the acquisition.

         If the "NET DISPOSAL PROCEEDS" would be a negative number it will be taken to be zero. Where a disposal is made for non-cash consideration, the gross proceeds of that disposal will be calculated as the market value of the assets disposed of, as certified to the Agent by the company making the disposal and, if the Agent requests, such company's auditors. After the amounts referred to in paragraph (A) to (D) above have been deducted from such gross proceeds so as to produce the "net proceeds", the "NET DISPOSAL PROCEEDS" will be the amount by which the net proceeds, when aggregated with other net proceeds under this definition, exceed the then permissible amount for the purchase prices of acquisitions under Clause 20.1(F)(ii).

         "NET LOAN PROCEEDS" means, in respect of any raising of funds by way of loan, the principal amount of the loan facility minus the amount confirmed by a director of the relevant company before, on or within five Business Days after, the relevant loan agreement is signed to be the aggregate of:

         (A)      the reasonable costs of the loan; and

         (B)      the upfront fees payable in relation to the Loan.

         "NET NEW ISSUE PROCEEDS" means, in respect of any issue of equity or debt, the aggregate proceeds of such issue received by the relevant members of the Group minus the amount confirmed by a director of the relevant company before, on or within five Business Days after, the closing date of the issue to be the aggregate of:

         (A)      the reasonable costs of the issue; and

         (B)      the upfront fees payable in relation to the issue.

         "NEW EQUITY" means the issue of new shares in the Parent which raises (before commissions and expenses) at least the sterling equivalent of US$500,000,000.

         "OBLIGORS" means the Borrowers and the Guarantors.

         "OFFER" means the tender offer by SCH Holdings for all the outstanding shares of common stock of Coach.

         "OFFER DOCUMENTS" means the Press Release and any subsequent press release by the Parent relating to the Acquisition, the "Offer Documents" as defined in the Merger Agreement, all documentation filed with the Securities and Exchange Commission in connection with the Offer, the Proxy Statement relating to the Offer, the Merger Agreement, the Voting Trust Agreement and the Circular.

         "OPTIONAL CURRENCY" means any euro-currency:

         (a)      which is freely transferable,

         (b)      which is freely convertible into dollars,

         (c) deposits of which are readily available and freely dealt in on the London or, the case of sterling, the Paris inter-bank market,

         (d)      which is not dollars.

         "ORIGINAL DOLLAR AMOUNT" means the dollar equivalent of an amount in an Optional Currency. The "ORIGINAL DOLLAR AMOUNT" will be calculated using the Exchange Rate applicable on the date on which the amount in the Optional Currency was advanced or last advanced.

         "PARENT" means Stagecoach Holdings plc, a company (registered number SC200764), of 20 Charlotte Street, Perth PH1 5LL, Scotland.

         "PARTICIPATING MEMBER STATES" means those member states of the European Union from time to time which adopt a single, shared currency in the Third Stage, as defined and identified in EMU legislation.

         "PIBOR" means a rate per annum determined by the Agent and notified to the Borrowers' Agent and the Lenders. This rate will be applied to an outstanding amount in sterling for a particular period. "PIBOR" will be based on the rate at which deposits in sterling are offered by the Reference Banks for that period to prime banks in the Paris inter-bank market. Each Reference Bank will notify the Agent of this rate when requested by the Agent. The rate notified will be the rate as at 11.00 a.m. (Paris time) on the Rate Fixing Date relating to the first day of the period. The Agent will calculate the arithmetic mean of these rates rounded upwards to five decimal places. This will be "PIBOR" for the period. If fewer than three Reference Banks provide the Agent with notifications for a particular period, this method of determining "PIBOR" will not be used for that period and Clause 11.3 will apply.

         "PORTERBROOK" means Stagecoach Porterbrook Limited, Company Number 3211363.

         "POTENTIAL TERMINATION EVENT" means an event or state of affairs which is mentioned in Clause 21.1 but which has not become a Termination Event because a period has not elapsed, a notice has not been given or a determination has not been made in each case as specified in Clause 21.1.

         "PRESS RELEASE" means the first public announcement, dated 14th June 1999, by the Parent in connection with the Acquisition.

         "QUALIFYING BANK" means:

         (A) a bank for the purposes of section 349 of the Income and Corporation Taxes Act 1988 which is beneficially entitled to and within the charge to corporation tax as respects payments of interest payable to it under this Agreement; or

         (B)      a Double Taxation Treaty Bank.

         "RATE FIXING DATE" means the day on which quotes are customarily taken:

         (A) in the case of LIBOR, for deposits in the currency of the amount concerned in the London inter-bank market;

         (B) in the case of EURIBOR, for deposits in euro in the European inter-bank market; or

         (C) in the case of PIBOR, for deposits in sterling in the Paris inter-bank market,

         for delivery on the first day of the period to which that rate of interest is to apply.

         "REFERENCE BANKS" means, initially, the principal London offices of Credit Suisse First Boston, Morgan Guaranty Trust Company of New York, The Royal Bank of Scotland plc and The Governor and Company of the Bank of Scotland. For the purposes of determining EURIBOR and PIBOR, "REFERENCE BANKS" shall be the principal Paris offices of Credit Suisse First Boston, J.P. Morgan Securities Ltd., The Royal Bank of Scotland plc and a fourth bank to be appointed by the Agent following consultation with the Borrowers' Agent and the Lenders. The Agent, following consultation with the Borrowers' Agent and the Lenders, may replace a "REFERENCE BANK" with another Lender or an Affiliate of a Lender. This replacement will take effect when notice is delivered to the Borrower and the Lenders.

         "REGULATION U" shall mean Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "REGULATION X" shall mean Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "SCH ACQUISITION" means SCH Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SCH Holdings.

         "SCH HOLDINGS" means SCH Holdings Corp., a Delaware corporation and wholly-owned Subsidiary of the Parent.

         "SCREEN RATE" means the rate shown on:

         (A) in the case of LIBOR, Telerate page 3750 or, as the case may be, 3740; or

         (B)      in the case of EURIBOR, Telerate page 248.

         The Agent may nominate a reasonable alternative page or source of screen rate if these pages cease to display averages of rates for inter-bank deposits offered by leading banks in London (in the case of LIBOR) or Europe (in the case of EURIBOR).

         "SECURITY" means security of any type created or existing over any asset. "SECURITY" will also include retention of title arrangements, rights to retain possession and any arrangement providing a creditor with a prior right to an asset, or its proceeds of sale, over other creditors in a liquidation.

         "SPECIAL MAJORITY BANKS" means Lenders whose Commitments exceed 75% in aggregate of the Total Commitments. If, however, an Advance has been made and not repaid, "SPECIAL MAJORITY BANKS" means Lenders whose participations in the Loan exceed 75% in aggregate of the Loan. The amount of participations in Advances in an Optional Currency will be taken at their Original Dollar Amount.

         "STB" means the Surface Transportation Board.

         "STB CONSENT" means the issuance by the STB of a decision, which decision shall have become effective and shall not have been stayed or enjoined, that (A) constitutes a final agency action approving, exempting or otherwise authorising the acquisition of control over Coach's motor passenger carrier subsidiaries by the Parent and its affiliates, without the imposition of conditions that the Parent, by written notice to the Trustees, has deemed to be unacceptable, and (B) does not require any change in the consideration paid or to be paid pursuant to the Merger Agreement or other material provisions thereof, unless the Parent, by written notice to the Trustees, has determined any such change to be acceptable to the Parent.

         "SUBSIDIARY" means a subsidiary as described in section 736, and a subsidiary undertaking as described in section 258, of the Companies Act 1985.

         "SUBSTITUTION CERTIFICATE" means a document substantially in the form set out in Schedule 6.

         "TERM" means the period for which a Facility C Advance is to be outstanding. If the last day of this period is not a Business Day that "TERM" will instead end on the next Business Day, unless that day is in another calendar month. Where it is in another calendar month the last day of that "TERM" will be the previous Business Day.

         "TERMINATION EVENT" has the meaning described in Clause 21.1.

         "THIRD STAGE" means the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time).

         "TOTAL COMMITMENTS" means the aggregate of the Commitments of all the Lenders.

         "TRUSTEES" means each of the Trustees of the Voting Trusts under the Voting Trust Agreement in their capacity as such.

         "VOTING TRUSTS" means the voting trusts constituted by the Voting Trust Agreement.

         "VOTING TRUST AGREEMENT" means each of the voting trust agreements dated on or about the date of this Agreement between the Parent, SCH Holdings and the Trustees.

         "YEAR 2000 PROBLEM" means the risk that computer applications used by any person (or its suppliers or vendors) may be unable to recognise and perform properly date-sensitive functions involving certain dates prior to and any date after 31st December 1999.

1.2      INTERPRETATION OF CERTAIN REFERENCES

         Unless a contrary intention is indicated:

         (A) References to Clauses and Schedules are to Clauses of, and the Schedules to, this Agreement. References to paragraphs are to paragraphs in the same sub-Clause. References to sub-paragraphs are to sub-paragraphs in the same paragraph.

         (B) References to other documents include those documents as they may be amended.

         (C)      References to times are to London time.

         (D) References to assets are to present and future assets and include revenues.

         (E)      References to "US$", "$" and "dollars" are to U.S. dollars.

         (F) References to fees or expenses include any value added tax on those fees or expenses.

1.3      HEADINGS

         All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

1.4      CALCULATIONS

         Interest and commitment fee will be calculated using the following formula:

         I =   D  x R x A
              ---
               Y

         Where:

         I  = interest or commitment fee accrued

         D = the number of days in the period for which the interest or commitment fee is to be calculated, including the first day but excluding the last day

         R = the rate of interest or commitment fee, expressed as a fraction

         A = the amount on which interest or commitment fee is being calculated

         Y = 360. For some Optional Currencies the market practice in the London inter-bank market is to calculate interest in that currency on a 365-day year basis. In the case of an amount in these currencies, Y will instead equal 365. In the case of an amount in sterling, Y will also equal 365.

         Interest and commitment fee will be treated as accruing uniformly over each period on a daily basis. In some cases "R" or "A" may change during a period for which interest or commitment fee is to be calculated. In this case the interest or commitment fee will be calculated for successive periods and then aggregated. These successive periods will be the periods during which "R" and "A" were constant.

1.5      REIMBURSEMENTS

         If a party wishes to claim reimbursement of any amount to which it is entitled it will deliver a demand to the reimbursing party. This will set out the losses, expenses or other amounts to be reimbursed. It must also specify the currency of reimbursement. Save in the case of manifest error, the reimbursing party agrees to pay those amounts to the party entitled to them no later than two Business Days after the delivery of the certificate to the reimbursing party.

         Where there is an outstanding Termination Event which has not been waived, payment will instead be due on delivery of this certificate.

1.6      IMPACT OF THE INTRODUCTION AND OPERATION OF THE EURO

         Market practice relating to the inter-bank deposit market, the method and timing of rate fixing and the calculation of interest may change during the Third Stage. As a result, it may differ from the method of rate fixing and the calculation of interest prescribed under the terms of this Agreement and may also change in relation to drawings in any currency substituted by the euro after the date of this Agreement. In this event, the Agent may notify the Borrowers' Agent and the Lenders of the amendments to this Agreement which are required or reasonably desirable to reflect and conform to these changes. The amendments may provide for the use of London or Paris inter-bank market offered rates or inter-bank market offered rates from a wider European market (or, in either case, screen rates reflecting these offered rates). They may also change, among other things, the rate fixing time or date, the definition of "Business Day" and "Rate Fixing Date" and any elements of the formula set out in Clause 1.4. The amendments set out in the Agent's notice will take effect on the later of the date specified in the notice, the date not less than 10 Business Days after the date of that notice and (in the case of such changes being made due to a country becoming a participating member state after the date of this Agreement) the date on which that participation commences. The amendments will not apply to interest which is computed by reference to any period starting before the date the amendments take effect. This clause may, in appropriate circumstances, be invoked more than once.

PART II : THE FACILITIES

2.       THE FACILITIES

2.1      AMOUNT AND NATURE

         The Facilities comprise:

         (A) Facility A: An eighteen month US$1,000,000,000 multi-currency term loan facility under which Facility A Advances may be made by the Lenders to the Borrowers.

         (B) Facility B: A five year US$750,000,000 multi-currency term loan facility under which Facility B Advances may be made by the Lenders to the Borrowers.

         (C) Facility C: A five-year $500,000,000 multi-currency revolving loan facility under which Facility C Advances may be made by the Lenders to the Borrowers.

2.2      PURPOSE

         The Borrowers agree to use the proceeds of the Facilities as follows:

         (A) Facility A: to finance the Acquisition (including all costs and expenses of the Acquisition) and to refinance existing debt of the Group and Coach and its Subsidiaries.

         (B) Facility B: to finance the Acquisition (including all costs and expenses of the Acquisition) and to refinance existing debt of the Group and Coach and its Subsidiaries.

         (C) Facility C: to finance the Acquisition (including all costs and expenses of the Acquisition), to refinance existing debt of the Group and Coach and its Subsidiaries and for general corporate purposes, including acquisitions.

2.3      AVAILABILITY

         (A) Facility A: The Borrowers may borrow under Facility A after the Agent has received all the items listed in Schedule 3 in a form satisfactory to it.

         (B) Facility B: The Borrowers may borrow under Facility B after the Agent has received all the items listed in Schedule 3 in a form satisfactory to it.

         (C) Facility C: The Borrowers may borrow up to US$250,000,000 under Facility C after the Agent has received all of the items listed in Schedule 3 in a form satisfactory to it. The Borrowers may borrow a further amount up to US$250,000,000 under Facility C after the Parent has issued the New Equity.

         (D) None of the Facilities will be available to the Borrowers unless sufficient common stock of Coach has been tendered to the Parent, SCH Holdings or such other wholly owned Subsidiary of the Parent to enable it to effect the Merger, without the requirement of any action by any other Coach security holder.

2.4      EXPIRY OF AVAILABILITY

         (A) The Borrowers may not borrow under Facility A after the Facility A Commitment Expiry Date. Any part of Facility A not drawn by the Facility A Commitment Expiry Date will be automatically cancelled.

         (B) The Borrowers may not borrow under Facility B after the Facility B Commitment Expiry Date. Any part of Facility B not drawn by the Facility B Commitment Expiry Date will be automatically cancelled.

         (C) The Borrowers may not borrow under Facility C after the date falling one month before the Facility C Termination Date.

2.5      SECURITY

         All amounts owing under the Finance Documents will be secured by the Charge. The Charge will be released when the common stock of Coach is released to the Parent or a wholly owned Subsidiary of the Parent from the Voting Trust or the Voting Trusts are dissolved. If the Borrowers' Agent asks it to do this, the Agent will execute documentation to evidence this release.

3.       THE LENDERS AND THE OBLIGORS

3.1      RIGHTS AND OBLIGATIONS

         The rights and obligations of each Lender under the Finance Documents are separate and independent from the rights and obligations of each other Lender. A Lender may take proceedings against any Obligor on its own without joining any other Lender to those proceedings.

3.2      FAILURE TO PERFORM

         If a Lender fails to perform its obligations, the Borrowers will have rights solely against that Lender. The obligations of the Obligors to the Agent, the Arrangers and the other Lenders will not be affected by this failure.

3.3      PARTICIPATIONS

         The participation of a Lender in an Advance will be calculated using the following formula:

              C
         P = --- x A
              F

         where:

         P = the participation of that Lender in the Advance

         C = the Available Commitment of that Lender on the Advance Date

         F = the aggregate Available Commitments of all the Lenders on the Advance Date

         A = the amount of the Advance

         References to the Available Commitments are to:

         (i)      Available Facility A Commitments in the case of a Facility A
                  Advance.

         (ii) Available Facility B Commitments in the case of a Facility B Advance.

         (iii) Available Facility C Commitments in the case of a Facility C Advance.

         For this purpose any amount of the Facility C Loan due to be repaid on the Advance Date will be treated as having been repaid. The Agent may round participations upwards or downwards to the nearest unit of currency.

3.4      BORROWERS' OBLIGATIONS

         The obligations of each Borrower under this Agreement are separate and independent from the obligations of each other Borrower. This Clause does not affect the obligations of any Borrower as Guarantor under the Guarantee.

3.5      BORROWERS' AGENT

         Each Borrower irrevocably authorises and instructs the Borrowers' Agent on its behalf as agent to give and receive all notices and to take all other action (including the giving of consents, the signing of certificates, the signing of any Designation Agreement which requires to be executed for the purpose of this Agreement and the acceptance of any proposal) as may be necessary or desirable in connection with the Facilities or this Agreement. Each Borrower confirms that it will be bound by any such Designation Agreement and by any other action taken by the Borrowers' Agent under or in connection with the Facilities or this Agreement. Each Guarantor irrevocably authorises and instructs the Borrowers' Agent on its behalf to sign and deliver any Designation Agreement which requires to be executed for the purpose of this Agreement. Each Guarantor confirms that it will be bound by any such Designation Agreement.

3.6      ADDITIONAL BORROWERS

         The Parent may request the incorporation of additional borrowers into this Agreement. It will make this request by notice to the Agent. This notice must identify the proposed additional borrower, state its country of incorporation or constitution and confirm that it is a Subsidiary of the Parent. The notice must be accompanied by a Designation Agreement. The following procedure applies when the Agent receives a notice under this sub-clause.

         (A) Each Lender agrees to notify the Agent of its agreement or disagreement with the incorporation of the proposed additional borrower and the proposed Designation Agreement.

         (B) If all the Lenders agree to the incorporation of the proposed additional borrower and to the proposed Designation Agreement the Agent may sign and deliver the Designation Agreement on behalf of all the Lenders.

4.       FEES AND EXPENSES

4.1      PARTICIPATION FEE

         The Parent agrees to pay a participation fee to the Lenders. The amount of this fee and the timing of payment are described in a letter from the Arrangers to the Parent dated 11th June, 1999. This fee will be shared amongst the Lenders in accordance with the agreement between the Arrangers and each Lender.

4.2      ARRANGEMENT FEE

         The Parent agrees to pay an arrangement fee to the Arrangers. The amount of this fee and the timing of payment are described in a letter from the Arrangers to the Parent dated 11th June, 1999.

4.3      AGENCY FEE

         The Parent agrees to pay an agency fee to the Agent. The amount of this fee and the timing of payment are described in a letter from the Agent to the Parent dated the same date as this Agreement.

4.4      REIMBURSEMENT OF INITIAL EXPENSES

         The Arrangers and the Agent have incurred and will incur expenses in connection with the arrangement of the Facility. The Parent agrees to reimburse each of the Arrangers and the Agent for the amount of these expenses which are reasonably incurred. They include the legal fees incurred in the negotiation, preparation and signature of the Finance Documents.

4.5      COMMITMENT FEE

         A commitment fee will accrue on the undrawn and uncancelled amount of the Commitment of each Lender. This fee will accrue on a daily basis from the date of this Agreement until the latest of the Facility C Termination Date, the Facility A Commitment Expiry Date and the Facility B Commitment Expiry Date (the "Final Date"). The rate of the fee on any day will be the lower of 50% of the Margin on that day and 0.40% per annum. The Parent agrees to pay the fee to the Agent for each Lender in arrear at quarterly intervals and on the Final Date.

4.6      DOCUMENTARY TAXES

         This sub-Clause applies if any registration fee, stamp duty or other documentary tax is required to be paid on or in connection with a Finance Document, any document referred to in or contemplated by a Finance Document or any judgment obtained in connection with a Finance Document. It also applies if a fee, duty or tax is payable in order for any of these documents to be valid, binding and enforceable or for any of them to be admitted as evidence in Court. In these circumstances the Parent agrees to pay the fee, duty or tax together with any interest or penalty for late payment where the late payment is not caused by the Agent or any Arranger or Lender. Alternatively, the Agent or a Lender may make the payment. If it does so, the Parent agrees to reimburse the Agent or that Lender for the amount paid and the losses and expenses incurred as a result of the payment.

4.7      PROTECTION OF RIGHTS

         An Arranger, the Agent or a Lender may incur expenses in protecting, preserving or enforcing its rights under a Finance Document. The Parent agrees to reimburse that Arranger, or as the case may be, the Agent or that Lender for the amount of these expenses.

5.       CANCELLATION

5.1      VOLUNTARY CANCELLATION

         The Borrowers' Agent may cancel the whole, or part only, of the Total Commitments by giving notice to the Agent. This notice will take effect 10 days after it is received by the Agent unless a later date is specified in the notice. In that case the notice will take effect on the specified date.

5.2      EFFECT OF CANCELLATION

         The Borrowers may not borrow any part of the Total Commitments which has been cancelled or which is the subject of a notice of voluntary cancellation. The Commitments of the Lenders will be reduced by an aggregate amount equal to the reduction of the Total Commitments. Each Lender's Commitments will be reduced in the same proportion.

PART III: DRAWING, INTEREST AND REPAYMENT

6.       ADVANCE OF FUNDS

6.1      NOTICE TO THE AGENT

         Whenever a Borrower wishes to borrow under the Facilities, the Borrowers' Agent will deliver a notice to the Agent. This notice must be substantially in the form set out in Schedule 4. The notice must specify the following:

         (A)      The Facility under which the borrowing is to be made.

         (B)      The amount to be borrowed.

         (C)      The Borrower which is to make the borrowing.

         (D) The length of the first Interest Period (in the case of a Facility A Advance or a Facility B Advance) or the length of the Term (in the case of a Facility C Advance).

         (E)      The currency of the borrowing.

         (F) The date of the borrowing. In the case of an Advance denominated in dollars the date must be no sooner than three Business Days after the date the Agent receives the notice and in the case of an Advance denominated in any Optional Currency, the date must be no sooner than five Business Days after the date the Agent receives the notice. For this purpose if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day.

6.2      LIMITATIONS ON ADVANCES

         (A)      FACILITY A ADVANCES:

                  The following limitations apply to Facility A Advances:

                  (i) No Facility A Advance may exceed the uncancelled and undrawn amount of Facility A. This limitation will be applied as at the Advance Date. For this purpose, any part of Facility A which is subject to a notice of voluntary cancellation will be treated as cancelled and any Advance in an Optional Currency will be taken at its Original Dollar Amount. In addition, if any other requests are outstanding for Facility A Advances to be made on or before the proposed date of the newly-requested Facility A Advance, all Facility A Advances to which those requests relate will be deemed to be outstanding.

                  (ii) A Facility A Advance in dollars must be a minimum of $50,000,000 and an integral multiple of $5,000,000 or be the uncancelled and undrawn amount of Facility A. A Facility A Advance in an Optional Currency must be either:

                           (a) the equivalent of $50,000,000 (converted at the Exchange Rate) or a greater amount and, in any case, a round amount in that currency agreed with the Agent; or

                  (b)      the uncancelled and undrawn amount of Facility A.

         (iii) The Advance Date must be a Business Day before the Facility A Commitment Expiry Date and at least three Business Days (or, if the first Facility A Advance is to be denominated in an Optional Currency, five Business Days) after Facility A has become available under Clause 2.3.

         (iv) The first Interest Period of the Facility A Advance must comply with Clause 8.

         (v)      Clause 6.2(D) applies.

         (vi) If the Facility A Advance is not to be in dollars, Clause 7 applies.

(B)      FACILITY B ADVANCES:

         The following limitations apply to Facility B Advances:

         (i) No Facility B Advance may exceed the uncancelled and undrawn amount of Facility B. This limitation will be applied as at the Advance Date. For this purpose, any part of Facility B which is subject to a notice of voluntary cancellation will be treated as cancelled and any Advance in an Optional Currency will be taken at its Original Dollar Amount. In addition, if any other requests are outstanding for Facility B Advances to be made on or before the proposed date of the newly-requested Facility B Advance, all Facility B Advances to which those requests relate will be deemed to be outstanding.

         (ii) A Facility B Advance in dollars must be a minimum of $50,000,000 and an integral multiple of $5,000,000 or be the uncancelled and undrawn amount of Facility B. A Facility B Advance in an Optional Currency must be either:

                  (a) the equivalent of $50,000,000 (converted at the Exchange Rate) or a greater amount and, in any case, a round amount in that currency agreed with the Agent; or

                  (b)      the uncancelled and undrawn amount of Facility B.

         (iii) The Advance Date must be a Business Day before the Facility B Commitment Expiry Date and at least three Business Days (or, if the first Facility B Advance is to be denominated in an Optional Currency, five Business Days) after Facility B has become available under Clause 2.3.

         (iv) The first Interest Period of the Facility B Advance must comply with Clause 8.

         (v)      Clause 6.2(D) applies.

         (vi) If the Facility B Advance is not to be dollars Clause 7 applies.

(C)      FACILITY C ADVANCES:

         The following limitations apply to Facility C Advances:

         (i) No Facility C Advance may exceed the uncancelled and undrawn amount of Facility C. This limitation will be applied as at the Advance Date. For this purpose, any part of Facility C which is subject to a notice of voluntary cancellation will be treated as cancelled and any Advance in an Optional Currency will be taken at its Original Dollar Amount. In addition, if any other requests are outstanding for Facility C Advances to be made on or before the proposed date of the newly-requested Facility C Advance, all Facility C Advances to which those requests relate will be deemed to be outstanding. The amount of any Facility C Advance due to be repaid on the Advance Date will be treated as having been repaid.

         (ii) A Facility C Advance in dollars must be a minimum of $50,000,000 and an integral multiple of $5,000,000 or be the uncancelled and undrawn amount of Facility C. A Facility C Advance in an Optional Currency must be either:

                  (a) the equivalent of $50,000,000 (converted at the Exchange Rate) or a greater amount and, in any case, a round amount in that currency agreed with the Agent; or

                  (b)      the uncancelled and undrawn amount of Facility C.

         (iii) The Advance Date must be a Business Day before the date falling one month before the Facility C Termination Date and at least three Business Days (or, if the first Facility C Advance is to be denominated in an Optional Currency, five Business Days) after Facility C has become available under Clause 2.3.

         (iv)     The Term of the Facility C Advance must comply with Clause 8.

         (v)      Clause 6.2(D) applies.

         (vi) If the Facility C Advance is not to be in dollars, Clause 7 applies.

(D) NUMBER OF ADVANCES: The maximum number of Advances that may be outstanding at any one time in respect of a Facility is:

         (i)      five Facility A Advances;

         (ii)     five Facility B Advances; and

         (iii)    ten Facility C Advances.

         For this purpose, as at any Advance Date:

         (a) any Advance due to be repaid on any Advance Date will be treated as having been repaid on that Advance Date;

         (b) any other Advance due to be made on the Advance Date will be treated as having been made; and

         (c) any additional Advance resulting from the division of an Advance in accordance with Clause 8.4(B) will not be taken into account.

(E) EURO UNITS: Each Advance in euro will be recorded as denominated in euro units. This does not affect the denomination of any payment relating to that Advance (subject to Clause 12.3).

6.3      NOTICE TO THE LENDERS

         The Agent agrees to provide details of the notice of borrowing to each Lender by no later than 10.00 a.m. on the second Business Day before the relevant Advance Date. These details will also include the amount of the Lender's participation in the relevant Advance.

6.4      CONDITIONS TO BORROWING

         The Lenders will be obliged to make an Advance to a Borrower only if:

         (A)      the relevant Facility is available in accordance with Clause
                  2;

         (B) a properly completed and signed notice of borrowing has been received by the Agent;

         (C) the representations deemed repeated in Clause 17.2 (including, but only in the case of a Facility C Advance which is to be used to fund an acquisition of a company or business, that in Clause 17.1(S)) are true on the Advance Date; and

         (D) there is no outstanding Termination Event or Potential Termination Event on the Advance Date which has not been waived.

6.5      OBLIGATION TO ADVANCE FUNDS

         If the requirements of this Clause are satisfied each Lender agrees to advance its participation in the relevant Advance to the relevant Borrower. The Advance will be made on the date specified in the relevant notice of borrowing.

6.6      CONSEQUENCES OF AN ADVANCE NOT BEING MADE

         If a notice of borrowing is delivered but no Advance is made the Lenders may incur losses and expenses as a result. The losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by the Lenders to fund the Advance. They may also include losses and expenses incurred in terminating commitments relating to the funding or incurred in hedging open positions resulting from the Advance not being made. The Parent agrees to reimburse each Lender for the amount of these losses and expenses, excluding loss of margin. This sub-Clause does not apply if the Advance is not made by reason of a default of a Lender.

7.       CURRENCY OPTION

7.1      REQUEST FOR OPTIONAL CURRENCY

         This Clause applies if a notice of borrowing specifies a currency other than dollars. In this case the Advance requested will be made in the currency specified if all the following are true:

         (A)      The currency specified is an Optional Currency.

         (B) The Advance is required to be made under the terms of this Agreement.

7.2      REQUEST FOR RE-ADVANCE IN AN OPTIONAL CURRENCY

         This Clause also applies if the Borrowers' Agent, on behalf of any Borrower, delivers or is deemed to deliver a request to the Agent that the whole or part of an existing Facility A Advance or Facility B
         Advance:

         (A) is re-advanced on the first day of the next Interest Period relating to that Advance in an Optional Currency (being currently denominated in dollars) or in a different Optional Currency from that in which it is currently denominated; or

         (B) is maintained in the same Optional Currency as that in which it is currently denominated on the first day of the next Interest Period relating to that Advance.

         A request under this sub-clause must be set out in a notice of re-advance delivered to the Agent by 10.00 a.m. on the fifth Business Day before the first day of the next Interest Period relating to the Advance in question. For this purpose, if the Agent receives the notice on a day which is not a Business Day or after 10.00 a.m. on a Business Day, it will be treated as having received the notice on the following Business Day. If the Agent does not receive a notice of re-advance by
         10.00 a.m. on the fifth Business Day before the first day of the next Interest Period relating to an Advance, the Borrowers' Agent will be deemed to have delivered to the Agent a notice of re-advance specifying that that Advance is to be maintained in the same currency as in the current Interest Period. Any reference in this Clause to a notice of re-advance includes any notice which has been deemed delivered under this sub-clause. The Agent agrees to provide details of each notice of re-advance received or deemed received by the Agent to each Lender by no later than 10.00 a.m. on the second Business Day before the date of the relevant re-advance. These details will also include the amount of the Lender's participation in each re-advance. The Borrowers may make no more than two requests in any twelve month period pursuant to this Clause 7.2 in respect of Facility B Advances.

7.3      NON-AVAILABILITY OF OPTIONAL CURRENCY

         A Lender (an "AFFECTED LENDER") may notify the Agent that:

                  (i) it is unable to make its participation in an Advance requested in a notice of borrowing available in the specified Optional Currency for the requested Interest Period or Term; or

                  (ii) it is unable to make its participation in a re-advance requested in a notice of re-advance available in the specified Optional Currency for the requested Interest Period.

         Each of the following applies if this notice is received by the Agent by 5.00 p.m. on the third Business Day before the day the Advance is due to be made:

         (A) The Affected Lender will not be obliged to make its participation in the Advance or re-advance available in the specified Optional Currency. Instead the Affected Lender agrees to make the participation available in dollars.

         (B) The amount the Affected Lender is required to advance will be the Original Dollar Amount of the participation it would otherwise have been required to make available in the Optional Currency.

         (C) The Agent agrees to notify the Borrowers' Agent and the other Lenders of the receipt of the notice from the Affected Lender. This notification will be made by 10.00 a.m. on the second Business Day before the day the Advance or re-advance is due to be made.

7.4      IMPRACTICALITY OF DRAWING IN OPTIONAL CURRENCY

         An Advance which was to have been made in an Optional Currency requested in a notice of borrowing, or a re-advance which was to have been made in an Optional Currency requested in a notice of re-advance, will not be required to be made if all the following are true:

         (A)      An event described in Clause 7.5 occurs.

         (B) The Agent notifies the Borrowers' Agent of this event and states that, as a result, the Advance or re-advance (as applicable) cannot be made in the Optional Currency.

         (C) The notice from the Agent is received by the Borrowers' Agent by 9.00 a.m. on the date the Advance or re-advance is due to be made.

         The Agent agrees to deliver a notice under this sub-clause if it is instructed by an Instructing Group to do so. For the purposes of this sub-clause an Advance or re-advance will be treated as being made in an Optional Currency even if part of it was due to be made in dollars by virtue of Clause 7.2.

7.5      EVENTS MAKING DRAWING IN OPTIONAL CURRENCY IMPRACTICAL

         An event referred to in Clause 7.4 occurs if both:

         (A) there are changes in national or international financial, political or economic conditions or in currency exchange rates or exchange controls; and

         (B) these changes would, in the opinion of the Agent, make it impracticable for the Advance or re-advance (as applicable) to be denominated in the Optional Currency in question.

7.6      REPAYMENT AND RE-ADVANCES

         This sub-clause applies if the whole or part of an existing Advance is the subject of a notice of re-advance described in clause 7.2. If this sub-clause applies, the Borrower to which the Advance relates will repay the whole of the existing Advance in the currency in which it has been denominated during the current Interest Period. Provided that this repayment is received, the Lenders will (subject to the other provisions of this Agreement) advance the Equivalent Amount of the Original Dollar Amount of each part of the existing Advance which is being maintained or re-advanced. This sub-clause will not apply if:

         (A) the whole of an existing Advance is to be maintained in the same Optional Currency; and

         (B) the mean of the Agent's spot buying and selling rates for the exchange of dollars and that Optional Currency at or about 10 a.m. on the third Business Day in the case of an Advance denominated in dollars and on the fifth Business Day in the case of an Advance denominated in an Optional Currency before the first day of the next Interest Period has changed by less than five per cent. from the rate calculated by the Agent when that Advance was last advanced or re-advanced. The Agent will notify the Borrowers' Agent if this is the case by no later than noon on the day on which it makes the exchange rate calculation.

7.7      USE OF ADVANCES

         If the Agent and a Borrower agree, the Agent may apply any sum advanced or re-advanced by the Lenders to that Borrower under Clause 7.6 to purchase, on that Borrower's account, some or all of the amount due to be repaid by that Borrower to the Lenders under Clause 7.6. The amount purchased will then be applied in or towards that repayment. The Agent will not be liable to any party for the terms on which a purchase is made under this sub-clause.

7.8      INTERIM PERIODS

         (A)      If:

                  (i) the whole or any part of an Advance is to be denominated from the first day of an Interest Period (the "SECOND INTEREST PERIOD") in a different currency from the currency in which it has been denominated during the preceding Interest Period (the "FIRST INTEREST PERIOD"); and

                  (ii) the last day of the First Interest Period is not a day which is a Business Day for payments in each of the two currencies concerned,

                  then that Advance will continue to be denominated in the currency in which it has been denominated during the First Interest Period (the "FORMER CURRENCY") for a further five Business Days from the last day of the First Interest Period or such later day which is a Business Day for payments in both those currencies (that period being the "INTERIM PERIOD").
                  The Second Interest Period will start on that day.

         (B) Each Interim Period will be treated as an Interest Period and the rate of interest in respect of it will be calculated in accordance with Clause 8.5.

         (C)      Interest under this sub-clause will:

                  (i) accrue from (and including) the first day of the Interim Period to (but excluding) the last day of that Interim Period;

                  (ii) be due and payable by the Borrower to which the Advance relates on the last day of each Interim Period; and

                  (iii)    be paid in the former currency.

8.       INTEREST

8.1      INTEREST PERIODS

         (A) FACILITY A ADVANCES AND FACILITY B ADVANCES: Each Facility A Advance or Facility B Advance will have a first Interest Period commencing on its Advance Date. Subsequent Interest Periods in respect of a Facility A Advance or Facility B Advance will commence on the last day of the preceding Interest Period of that Facility A Advance or Facility B Advance, as the case may be.

         (B) FACILITY C ADVANCES: Each Facility C Advance will have one Interest Period only, which, subject as provided in this Agreement, will be its Term.

8.2      DURATION OF INTEREST PERIODS

         Each Interest Period must be a period of 1, 3 or 6 months or any other period which the Agent (acting on the instructions of all the Lenders) may agree in writing.

8.3      SELECTION OF INTEREST PERIODS

         (A) FACILITY A ADVANCES AND FACILITY B ADVANCES: The Borrowers' Agent may select the first Interest Period for a Facility A Advance or a Facility B Advance in its notice of borrowing. By no later than 10.00 a.m. on the third Business Day in the case of an Advance denominated in dollars and on the fifth Business Day in the case of an Advance denominated in an Optional Currency before the first day of each subsequent Interest Period the Borrowers' Agent must notify the Agent of the duration of that Interest Period.

         (B) FACILITY C ADVANCES: The Borrowers' Agent may select an Interest Period for each Facility C Advance in its notice of borrowing.

         (C) FAILURE TO SELECT: When the Borrowers' Agent does not select an Interest Period in accordance with paragraph (A) or paragraph (B), the Interest Period will be three months or such other period as will comply with this Clause 8.

         (D)      SYNDICATION: Notwithstanding the provisions of paragraph (A),
                  (B) and (C) above, all Interest Periods commencing prior to 28th July 1999 (or such earlier date as the Arrangers shall notify the Borrowers' Agent that syndication of the Facilities has been completed) shall be for a period of one month or such other period as may be agreed between the Borrowers' Agent and the Lenders listed in Schedule 1 (the "ORIGINAL LENDERS").

8.4      ADJUSTMENT OF INTEREST PERIOD

         (A) An Interest Period will end on the last Business Day of a calendar month if it is for a number of complete months and either:

                  (i) it commenced on the last Business Day of a calendar month; or

                  (ii) it commenced on a day for which there is no corresponding day in the month in which it is due to end.

         (B) This paragraph applies when an Interest Period for an Advance under Facility A or Facility B would otherwise include the Facility A Repayment Date or a Facility B Repayment Date respectively. In this case that Interest Period for a Facility A Advance will end on that Facility A Repayment Date and that Interest Period for a Facility B Advance will end on that Facility B Repayment Date to the extent necessary to ensure that the aggregate principal amount of the Facility B Advance(s) which has (have) an Interest Period ending on that Facility B Repayment Date is (are) at least equal to the repayment instalment due on that Facility B Repayment Date. To the extent that any Facility B Advance shall be divided so as to achieve this, it shall then be treated as two separate Facility B Advances.

         (C) Any Interest Period which would otherwise begin before but end after the Facility C Termination Date will, subject to paragraph (D), end on the Facility C Termination Date.

         (D) Any Interest Period which would otherwise end on a day which is not a Business Day will be extended to the next Business Day, unless that day falls in another calendar month. Where it is in another calendar month the Interest Period will end on the preceding Business Day.

8.5      RATE OF INTEREST

         The rate of interest applicable during any Interest Period applying to an Advance will be:

         (A) in respect of an Advance in a currency other than euro and sterling, a rate per annum equal to LIBOR for the currency of that Advance for that Interest Period plus the Margin plus the Costs Rate;

         (B) in respect of an Advance in euro, a rate per annum equal to EURIBOR for that Interest Period plus the Margin plus the Costs Rate; and

         (C) in respect of an Advance in sterling, a rate per annum equal to PIBOR for that Interest Period plus the Margin plus the Costs Rate.

8.6      PAYMENT OF INTEREST

         Each Borrower agrees to pay interest accrued on each Advance made to it in arrear on the last day of each Interest Period applying to that Advance. Where the Interest Period is longer than 6 months, the relevant Borrower also agrees to pay interest accrued on the day 6 months after the first date of that Interest Period.

9.       REPAYMENT

9.1      REPAYMENT OF FACILITY A LOAN

         Each Borrower agrees to repay all amounts of the Facility A Loan outstanding from it on the Facility A Repayment Date.

9.2      REPAYMENT OF FACILITY B LOAN

         Each Borrower agrees to repay all amounts of the Facility B Loan outstanding from it by ten equal, instalments on the Facility B Repayment Dates. On the last Facility B Repayment Date each Borrower agrees to repay all amounts of the Facility B Loan outstanding from it.

9.3      REPAYMENT OF FACILITY C ADVANCES

         Each Borrower agrees to repay each Facility C Advance on the last day of its Interest Period.

10.      PREPAYMENT

10.1     OPTIONAL PREPAYMENT

         The Borrowers' Agent may give notice that a Borrower will repay the whole or part of the Facility A Loan on any day prior to the Facility A Repayment Date, the Facility B Loan on any day prior to the final Facility B Repayment Date or any Facility C Advance on any day prior to the last day of its Interest Period. This notice must state:

         (A) the date of repayment, which will be at least 10 Business Days after the notice is received by the Agent; and

         (B) the amount to be repaid, which will be a minimum of $50,000,000 and an integral multiple of $5,000,000 or the whole of the Facility A Loan or the Facility B Loan or, as the case may be, the relevant Facility C Advance.

         The relevant Borrower agrees to repay the Loan in accordance with the notice. Clause 11.8 applies to any repayment under this sub-Clause.

10.2     MANDATORY PREPAYMENT

         (A) OBLIGATION TO PREPAY: Each Borrower agrees to prepay the Facility A Loan and the Facility B Loan in accordance with this sub-clause.

         (B)      LIMITATION ON OBLIGATIONS: The obligations under this Clause
                  10.2 will apply only for so long as any part of the Facility A Loan is outstanding or, in the case of a Disposal Prepayment or a New Issue Prepayment, the outstanding amount of the Facility B Loan is greater than $500,000,000, taking any Facility B Advance denominated in an Optional Currency at its Original Dollar Amount.

         (C) CIRCUMSTANCES IN WHICH OBLIGATION TO PREPAY ARISES: The Borrowers will be obliged to prepay under this sub-clause in each of the following circumstances:

                  (i) Following the disposal of any of the assets of the Parent or any of its Subsidiaries (other than any assets of Porterbrook or of any of Porterbrook's Subsidiaries) (a "DISPOSAL Prepayment"). This does not apply to the following disposals:

                           (a)      A disposal of obsolete or waste assets.

                           (b) A disposal of cash equivalent investments for cash.

                           (c) A disposal of the stock in trade in the ordinary course of business.

                           (d)      A disposal between one Obligor and another
                                    Obligor.

                           (e) In addition to those described in (a) to (d) above, any disposal or series of related disposals realising Net Disposal Proceeds of $25,000,000 or less or its equivalent in any other currency.

                  (ii) Following the issue of the New Equity or any other issue of equity or debt in the capital markets by the Parent or any of its Subsidiaries (other than by Porterbrook or by any of Porterbrook's Subsidiaries) (a "NEW ISSUE PREPAYMENT"). This does not apply to any issue of equity or debt to another member of the Group or to any issue of commercial paper.

                  (iii) Following the raising of funds by way of loan by the Parent or any of its Subsidiaries (other than by Porterbrook or by any of

                           Porterbrook's Subsidiaries) (a "LOAN PREPAYMENT"). This does not apply to:

                           (a) The raising of funds from another member of the Group.

                           (b) The raising of funds to refinance any loan facilities existing at the date of this Agreement of the Parent or any of its Subsidiaries. This exception will be limited to the amount of those existing loan facilities.

                           (c) Any drawings under any loan facilities existing at the date of this Agreement of the Parent or any of its Subsidiaries or falling within paragraphs (a), (b) or (d).

                           (d) In addition to those described in (a), (b) or (c), a loan of $25,000,000 or less or its equivalent in any other currency for working capital purposes.

         (D) AMOUNT OF MANDATORY PREPAYMENT: The amount the Borrowers are obliged to prepay under this sub-clause will be as follows:

                  (i) In the case of a Disposal Prepayment, an amount equal to the Net Disposal Proceeds. Where any sum is deducted from Net Disposal Proceeds pursuant to the definition of that expression in Clause 1.1 and has not been applied or contractually committed to be applied or carried to a tax reserve (properly provided for in accordance with Generally Accepted Accounting Principles) to be applied, in each case in meeting the cost, liability or tax referred to in paragraphs (A) to (D) of that definition (a "RELEVANT COST") within the period of six months after the disposal, it shall on the expiry of that six month period, be applied in prepaying the Loan as if it were a Disposal Prepayment due to be made on that date.

                  (ii) In the case of a New Issue Prepayment, an amount equal to the Net New Issue Proceeds.

                  (iii) In the case of a Loan Prepayment, an amount equal to the Net Loan Proceeds.

         (E) TIMING OF MANDATORY PREPAYMENT: Amounts prepayable under this sub-clause will become due for prepayment on the following dates:

                  (i) In the case of a Disposal Prepayment, within ten Business Days after the Net Disposal Proceeds are paid to the relevant company in the Group or where sums are retained to meet a relevant cost and not so applied or contractually committed to be so applied or carried to a tax reserve (properly provided for in accordance with Generally Accepted Accounting Principles) to be applied, in each case in six months, on the date on which the Disposal Prepayment is due to be made in accordance with this Clause 10.2.

                  (ii) In the case of a New Issue Prepayment, on the date five Business Days after the receipt of the proceeds of the relevant new issue.

                  (iii) In the case of a Loan Prepayment, on the first drawdown under the relevant loan facility.

                  Clause 11.8 applies to any Prepayment under this sub-clause.

10.3     PREPAYMENTS: ORDER OF APPLICATION

         (A) Prepayments made pursuant to Clause 10.1 shall be applied in or towards repayment of any amounts outstanding under Facility A or Facility B as the Borrowers' Agent may select.

         (B) Prepayments made pursuant to Clause 10.2 will be applied first in repayment of any amounts outstanding of the Facility A Loan and secondly in repayment of any amounts outstanding of the Facility B Loan.

         (C) Amounts applied towards repaying the Facility B Loan will be applied in reducing the then remaining repayment instalments by equal amounts.

10.4     NO REBORROWING

         Except as provided in Clause 7, no Facility A Advance or Facility B Advance which is repaid may be reborrowed.

10.5     NO OTHER PREPAYMENT

         The Borrowers may not repay the Loan early except in the manner permitted or required by this Agreement.

PART IV : CHANGES OF CIRCUMSTANCES AND PAYMENTS

11.      CHANGES OF CIRCUMSTANCES

11.1     ILLEGALITY

         (A) NOTICE: Each Lender agrees to notify the Borrowers' Agent if it believes it is or will be acting illegally in relation to the Facility. The illegality may relate to the performance of the Lender's obligations, the maintenance of the Facility or the Lender's funding arrangements.

         (B) CANCELLATION AND PREPAYMENT: If a Lender delivers a notice of illegality, the Commitments of that Lender will be cancelled on the date of that notice. Each Borrower agrees to repay the participation of that Lender in each Advance on the last day of the Interest Period of that Advance during which the notice is received, unless that Lender certifies that, because of a legal requirement applicable to that Lender, it must be repaid earlier. In this event the Borrowers agree to repay the participation on the earlier date (or dates) specified by the Lender. Clause 11.8 applies to any cancellation or repayment under this sub-Clause.

11.2     INCREASED COSTS

         (A)      TYPES OF INCREASED COSTS: This sub-Clause applies where all of
                  (i), (ii) and (iii) are true:

                  (i)      Either:

                           (a) there is a change in a legal or other requirement applicable to a Lender Group Company or a change in its interpretation or application; or

                           (b) a Lender Group Company complies with a direction or request of an authority which has power or influence over the activities of that Lender Group Company.

                  (ii)     As a result, any of the following occurs:

                           (a)      a Lender Group Company incurs an expense;

                           (b) a Lender Group Company's effective return from the Facilities or on its overall capital is reduced;

                           (c) any amount payable to a Lender Group Company is reduced; or

                           (d) a Lender Group Company does not recover an amount which would otherwise have been paid to it.

                          No account will be taken of tax on the overall net income of a Lender, or a Lender Group Company, in the country in which it has its principal office or the office through which it is acting for the purposes of this Agreement.

                  (iii) The losses, reductions and expenses arising as a result are wholly or partly attributable to the Facilities or the arrangements made by a Lender in connection with the Facilities.

         (B) NOTICE: Each Lender agrees to notify the Borrowers' Agent through the Agent if it becomes aware that this sub-Clause applies.

         (C) PAYMENT OF ADDITIONAL AMOUNTS: The Parent agrees to reimburse each Lender for the losses, reductions and expenses described in paragraph (A)(ii) which are attributable to the Facilities.

         (D) PREPAYMENT: If a Lender delivers a notice of increased costs the Borrowers' Agent may deliver to that Lender a notice of repayment. The Borrowers agree to prepay the participation of that Lender in each Advance three Business Days after the Lender receives this notice. Clause 11.8 applies to this repayment.

11.3     MARKET DISRUPTION

         (A)      NATURE OF MARKET DISRUPTION: This sub-Clause applies if any of
                  (i), (ii), (iii) or (iv) is true:

                  (i) The Agent believes that there are no reasonable means to ascertain LIBOR, EURIBOR or, as the case may be, PIBOR because of circumstances in the London, European or Paris inter-bank markets respectively. This determination may only be made after consultation with the Reference Banks.

                  (ii) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they believe that LIBOR, EURIBOR or, as the case may be, PIBOR would not reflect fairly the cost to them of funding an amount outstanding under this Agreement.

                  (iii) LIBOR, EURIBOR or, as the case may be, PIBOR cannot be determined because fewer than three Reference Banks provide quotations.

                  (iv) Lenders with Commitments exceeding 50% of the Total Commitments, or with participations exceeding 50% of the Loan, notify the Agent that they are unable to fund their participation in the Loan in London (in the case of amounts in currencies other than euro and sterling), European (in the case of amounts in euros) or Paris (in the case of amounts in sterling) interbank market.

         (B) NOTICE: The Agent agrees to notify the Borrowers' Agent and the Lenders if this sub-Clause applies.

         (C) ALTERNATIVE INTEREST RATE ARRANGEMENTS: If the Agent delivers a notice of market disruption each of the following applies:

                  (i) The Borrowers' Agent may notify the Agent that a proposed Advance should not be made. This notice must be received by the Agent not later than 5.00 p.m. on the Rate Fixing Day applicable to the first day of the first Interest Period of that Advance. In this case:

                           (a)      that Advance will not be made; and

                           (b) the Parent agrees to reimburse those Lenders which have arranged funding for that proposed Advance in accordance with Clause 6.6.

                  (ii) The means of determining the rates of interest applicable to the Facilities will be suspended. Instead the Borrowers agree to pay interest to the Lenders in the manner requested by the Agent. A request by the Agent may specify periods to be used for the computation of interest. It must also specify the rate of interest to apply for a period. This rate will be the rate determined by the Agent to reflect the cost to each Lender of funding for the period plus the Margin plus the Costs Rate. In order to assist the Agent in this determination each Lender agrees to provide to the Agent any information which the Agent may request. If this information is received by the Agent within any time period specified by the Agent it will be taken into account by the Agent in making its determination.

                  (iii) The Borrowers and the Agent will negotiate the terms of an alternative arrangement for determining a rate of interest for the Facility. The negotiations will be carried on in good faith. Neither party is bound to continue the negotiations after the date 30 days after the Borrowers' Agent receives the Agent's notice. If Agreement is reached and if it is approved by all the Lenders the rate of interest will be determined in accordance with the Agreement. Sub-paragraph (i) will not apply to the extent that it is expressly excluded by this Agreement.

                  (iv) If the circumstances described in paragraph (A) cease to apply the Agent will notify the Borrowers' Agent and the Lenders. The notice will specify the transitional arrangements proposed by the Agent. The Borrowers agree to pay interest to the Lenders in the manner described in this notice unless a different arrangement is agreed by the Agent and the Borrowers' Agent and approved by all the Lenders. In this case the Borrowers agree to pay interest to the Lenders in the manner agreed.

         (D) PREPAYMENT: If this sub-Clause applies, the Borrowers' Agent may deliver a notice of repayment to the Agent. The Borrowers agree to prepay the Loan three Business Days after the Agent receives this notice. Clause 11.8 applies to this repayment.

11.4     WITHHOLDINGS

         (A) WITHHOLDINGS AND DEDUCTIONS: This sub-Clause applies if an Obligor is required by law to make a payment under a Finance Document net of a withholding or deduction. It also applies if the Agent is required by law to make a payment to a Lender under a Finance Document net of a withholding or deduction.

         (B) NOTICE: Each Obligor agrees to notify the Agent if it becomes aware that this sub-Clause applies. The Agent agrees to notify the Obligors and the Lenders if it becomes aware that this sub-Clause applies to any payments to be made by it.

         (C) GROSSING UP: Each Obligor agrees to increase the amount of any payment which is subject to a withholding or deduction. This applies both where the withholding or deduction is required on the payment by the Obligor itself and where it is required on the payment by the Agent. As a result of this increase the person entitled to the payment will be entitled to receive the same amount it would have received if there had been no withholding or deduction.

         (D) PAYMENT OF TAX: Each Obligor agrees to pay to the appropriate authority all amounts withheld or deducted by it. If a receipt or other evidence of payment can be issued, Obligors agree to deliver this to the Agent as soon as practicable.

         (E) PREPAYMENT: If an Obligor or the Agent delivers a notice of withholding or deduction the Borrowers' Agent may deliver to the Agent a notice of repayment. This notice may relate to any part of the Loan which is subject (or the interest on which is subject) to the withholding or deduction. The Borrowers agree to prepay the Loan (or the part of it which is affected) three Business Days after the Agent receives this notice. Clause
                  11.8 applies to this repayment.

         (F)      TAX CREDITS: This paragraph applies if:

                  (i) any Obligor pays an additional amount under this sub-clause (a "TAX PAYMENT");

                  (ii) a Lender effectively obtains a refund of tax, or obtains and uses a credit against tax, by reason of the Tax Payment or the withholding or deduction that gave rise to the Tax Payment (a "TAX CREDIT"); and

                  (iii) that Lender is able to identify the Tax Credit as being attributable to the Tax Payment or such withholding or deduction.

                  In this case the Lender agrees to reimburse to the Obligor the amount that the Lender reasonably determines in good faith to be the proportion of the Tax Credit which will leave the Lender (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Each Lender will be entitled to arrange its tax affairs in whatever manner it thinks fit. No Lender is obliged to disclose any information regarding its tax affairs or computations to any Obligor.

11.5     TAXES ETC ON A LENDER

         This sub-Clause applies if any Lender or the Agent on its behalf is liable to pay any tax or other amount on or by reference to any sum payable to it under a Finance Document. The Obligors agree to reimburse that Lender or the Agent for that liability. This sub-Clause does not however apply where the liability is for tax on the net income of a Lender or the Agent which is imposed by the jurisdiction in which its principal office or the office through which it is acting for the purpose of this Agreement is situated.

11.6     INLAND REVENUE TREATMENT OF THE LENDERS

         The Obligors will not be required to pay increased amounts under Clause
         11.4 in respect of a payment of interest to a Lender if at the time that payment is made the Lender is not a Qualifying Bank.

         This sub-Clause does not apply where the Lender is not or ceases to be a Qualifying Bank as a result of a change in law or concession or a change in the interpretation or application of law or concession. Each Lender agrees to notify the Agent if it ceases to be a Qualifying Bank.

11.7     CONFIRMATION FROM LENDERS

         The Borrowers or the Agent may request a Lender to confirm whether or not the Lender is a Qualifying Bank. Each Lender agrees to provide, as soon as reasonably practicable, such confirmation requested.

11.8     PREPAYMENT

         This sub-Clause applies if any Borrower is obliged to repay the Loan or any part of it under this Clause or Clause 10 or Clause 21.2. In this event the Borrower agrees to pay on the date repayment is due interest accrued on the Loan (or the amount to be repaid) up to that date. If the date repayment of an Advance is due is not the last day of its Interest Period, the Borrower will reimburse each affected Lender for the losses and expenses that Lender has incurred, or will incur, as a result, excluding loss of margin. These losses and expenses may include those incurred in liquidating or otherwise utilising amounts borrowed by that Lender to fund any Advance. They may also include losses and expenses incurred in hedging open positions resulting from the repayment.

11.9     MITIGATION

         This sub-clause does not affect the obligations of the Borrowers under Clauses 11.1(B), 11.2(C), 11.4 or 11.5. If any of Clauses 11.1, 11.2,
         11.4 or 11.5 applies to a Lender that Lender and, if relevant, the Agent will take reasonable steps (in the case of Clause 11.1) to try to mitigate the effect of the circumstances giving rise to the illegality or (in the case of the other sub-clauses) to try to reduce the amounts payable by the Borrowers under the relevant sub-clause. Neither the Lender nor the Agent will, however, be obliged to do anything which in its reasonable opinion would or might have an adverse economic effect on it or which would or might be contrary to general banking practice.

12.      PAYMENTS

12.1     METHOD AND TIMING OF PAYMENTS

         All payments under the Finance Documents must be made in immediately available and freely transferable funds. Each payment must be for value on the due date.

12.2     CURRENCY OF PAYMENT

         Each Advance is to be advanced and repaid in the currency in which it is denominated. Interest on an Advance is to be paid in the same currency as the Advance. All other payments are to be made in dollars, unless this Agreement specifies a different currency.

12.3     PAYMENTS IN EURO

         Each payment by the Agent in euro will be made in euro rather than national currency units, unless the Agent notifies the recipient otherwise. This does not affect the rights of any party under any applicable law to make euro payments in national currency units or receive euro payments credited to its account in national currency units. The Agent will not be liable for any failure to make payments on their due date arising from any failure in any cross-border euro payment system. In addition, Clause 22.8 will apply.

12.4     PAYMENTS THROUGH THE AGENT

         (A) NORMAL ARRANGEMENTS: All payments by any Obligor or by a Lender under this Agreement will be made through the Agent. Each dollar payment will be made to the account of the Agent with Morgan Guaranty Trust Company of New York, New York, Account Name "MGT NY-IBF" (SWIFT MGTUS33EOD), account number 670 00 289, Attention: European Operations Group. Each non-dollar payment will be made to an account of the Agent. The details of this account will be notified to the payer by the Agent. The Agent will pay on an amount received as soon as the Agent has ascertained that it has been received.

         (B) ALTERNATIVE ARRANGEMENTS: If the Agent believes that it is, or will be, illegal or impossible for it to pay on to a Lender in accordance with paragraph (A), it agrees to notify the Borrowers' Agent and that Lender. In this case the Borrowers' Agent and that Lender may agree alternative arrangements for payments to be made to that Lender. Paragraph (A) will not apply to the extent excluded by those alternative arrangements. That Lender agrees to provide notice of the arrangements to the Agent and will notify the Agent of payments in accordance with Clause 14.1.

12.5     DOLLAR PAYMENTS TO THE BORROWER

         Each dollar payment by the Agent to a Borrower will be made to the account specified by the Borrowers' Agent in writing to the Agent.

12.6     DOLLAR PAYMENTS TO THE LENDERS

         Each dollar payment by the Agent to a Lender will be made to the account of that Lender notified to the Agent for this purpose.

12.7     OTHER PAYMENTS

         Each non-dollar payment to be made by the Agent will be made to an account of the payee. The details of this account will be notified to the Agent by the payee.

12.8     CHANGE OF ACCOUNT

         A Borrower or a Lender may change any of its receiving accounts by not less than five Business Days' notice to the Agent (in the case of a Borrower, by the Borrowers' Agent). The Agent may change any of its receiving accounts by not less than five Business Days' notice to the Borrowers' Agent and the Lenders.

12.9     REFUNDING OF PAYMENTS BY THE AGENT

         This sub-Clause applies if the Agent makes a payment out in the mistaken belief that it has received or will receive an incoming payment on a particular day. In this case the person which received the payment from the Agent agrees to return it. It will also reimburse the Agent for all losses and expenses incurred by the Agent as a result of the payment. This sub-Clause does not affect the rights of the person which received the payment against the person which failed to make the payment to the Agent.

12.10    NON-BUSINESS DAYS

         If a payment would be due on a non-Business Day the payment obligation will be deferred to the next Business Day, unless that day is in another calendar month. Where it is in another calendar month that payment obligation will be brought forward to the previous Business Day.

         Interest and commitment fee will be adjusted accordingly.

12.11    PAYMENT IN FULL

         All payments by any Obligor will be made in full and without set off or counterclaim. No payment will be made net of a withholding or deduction, unless this is required by law. In this event Clause 11.4 applies.

12.12    SET-OFF

         If an Obligor owes money under a Finance Document the person to whom it is owed may set off this obligation against any moneys owed by that party to that Obligor. The moneys owed by that party may be in a different currency, arise on a separate transaction or involve another branch. This sub-Clause applies only if there is an outstanding Termination Event. Where amounts are in different currencies the person to whom money is owed under a Finance Document may convert amounts into the same currency using the then current exchange rate. If a Lender sets off an obligation under a Finance Document, that Lender agrees to notify the Agent promptly. The notice will provide details of the amount set off.

13.      LATE PAYMENT

13.1     DEFAULT INTEREST

         The Obligors agree to pay interest on all amounts unpaid under a Finance Document after their due date for payment. This interest will be computed by reference to successive periods selected by the Agent. The first of these periods will start on the due date for payment of the unpaid amount. The rate of interest applicable during each of these periods will be a rate per annum equal to 1% plus:

         (A) in the case of an amount in a currency other than euro and sterling, LIBOR;

         (B)      in the case of an amount in euro, EURIBOR; and

         (C)      in the case of an amount in sterling, PIBOR,

         for that period plus the Margin plus the Costs Rate. This interest will be paid in arrear on the last day of each of these periods and on the date of payment of the unpaid amount. Interest will be due under this sub-clause both before and after judgment.

13.2     INDEMNITY

         If any Obligor fails to make a payment on the due date the Obligors agree to reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. The computation of these losses and expenses will take into account any amount received under Clause 13.1. The person claiming reimbursement will take reasonable steps to minimise the losses or expenses it so incurs.

14.      SHARING AMONG LENDERS

14.1     NOTICE

         If an amount due to a Lender (the "RECIPIENT") under a Finance Document is discharged other than by payment through the Agent, the Recipient agrees to notify the Agent. This may occur because of the exercise of a right of set-off, by virtue of a combination of accounts or because of a voluntary or involuntary payment by the Obligors direct to that Recipient. The notification will provide details of the amount discharged and will be delivered no later than 10 Business Days after the discharge.

14.2     DETERMINATION BY THE AGENT

         Where a Lender has issued a notice under Clause 14.1 the Agent will determine what payments, if any, are due under Clause 14.4. This determination will be made on the basis of the information contained in all the notices delivered to the Agent under Clause 14.1. The determination will be notified to the Obligors.

14.3     LITIGATION

         In determining the amount due under Clause 14.4 no account will be taken of an amount due to a Lender which has declined to participate in legal proceedings which resulted in the payment described in Clause
         14.1. This only applies if that Lender could have joined in the proceedings or could have instituted its own proceedings, but failed to do so.

14.4     PAYMENT TO THE AGENT

         The Recipient agrees to pay to the Agent an amount calculated as follows:

                                   P = D (X - Y)

         where

                  P = the amount payable to the Agent

                  D = the aggregate amount due to the Recipient out of which an amount has been discharged

                  X = the fraction of D which has been discharged

                  Y = the fraction which has been discharged, if any, of the aggregate amount due to the Lender which has the greatest proportion of that amount still outstanding.

         This amount will be paid no later than five Business Days after receipt of a notice from the Agent under Clause 14.2.

14.5     OBLIGATIONS OF THE BORROWERS AND THE GUARANTORS

         Any amount due to the Recipient which would otherwise have been discharged as described in Clause 14.1 will be treated as not having been discharged to the extent of an amount which is or will be payable under Clause 14.4 as a result. Accordingly the Obligors agree to pay this amount to the Recipient as if it had not been discharged. This payment is required to be made whether or not the Agent has issued a determination under Clause 14.2.

14.6     DISTRIBUTION

         The Agent agrees to distribute to the Lenders the amount received by it under Clause 14.4 as if that amount had been received from the Borrowers in discharge of an amount due under the Agreement. The Borrowers will then be treated as having paid that amount.

14.7     RECOVERY

         This sub-Clause applies if an amount discharged as described in Clause
         14.1 is recovered from, or is required to be repaid by, the Recipient. In this case each Lender which received the benefit of a payment made under Clause 14.4 agrees to repay to the Recipient the amount it received. Each of these Lenders will also reimburse the Recipient for any interest or other losses or expenses which the Recipient has incurred in connection with the discharged amount or its recovery or repayment. The rights and obligations of the parties shall be restored to the position before any payment became due under Clause 14.4.

PART V : THE GUARANTEE

15.      GUARANTEE

15.1     GUARANTEE

         Each Guarantor, jointly and severally, guarantees, the due and punctual performance of all obligations of each Borrower under this Agreement. This Guarantee is unconditional and irrevocable.

15.2     AGREEMENT TO PAY

         Each Guarantor agrees to pay on demand each amount due and payable by each Borrower which is unpaid. The demand may be made at any time on or after the due date for payment. Payment will be made in the same currency as the amount due by the Borrower.

15.3     CONTINUING GUARANTEE

         This Guarantee is a continuing guarantee. No payment or other settlement will discharge any Guarantor's obligations until the Borrowers' obligations have been discharged in full.

15.4     OTHER GUARANTEES AND SECURITY

         This Guarantee is in addition to, and independent of, any other guarantee or Security.

15.5     ENFORCEMENT

         This Guarantee may be enforced before any steps are taken against the Borrowers or under any other guarantee or Security.

15.6     PRESERVATION OF RIGHTS

         This Guarantee will be discharged only by the receipt of payment in full. It will not be discharged by any other action, omission or fact. The Guarantors' obligations will, therefore, not be affected by any of the following happening.

         (A) The obligations of any Borrower are or become void, invalid, illegal or unenforceable.

         (B) There is any change, waiver or release of any Borrower's obligations.

         (C)      Any concession or time is given to any Borrower.

         (D)      Any Borrower is wound up or reorganised.

         (E) There is any change in the condition, nature or status of any Borrower.

         (F) Any of the above events occur in relation to another Guarantor or provider of Security or the obligations of that Guarantor or provider.

         (G) There is any failure to take, retain or enforce any other guarantee or Security.

         (H) Any circumstances affect or prevent recovery of amounts due by any Borrower.

         (I)      Any other matter exists which might discharge any Guarantor.

         Any receipt from any person other than the Guarantor will reduce the outstanding balance only to the extent of the amount received.

15.7     REPRESENTATIONS OF THE GUARANTORS

         Each Guarantor confirms that it does not have the benefit of any Security in respect of this Guarantee.

15.8     COVENANTS OF THE GUARANTOR

         Each Guarantor agrees as follows:

         (A) SECURITY: It will not have the benefit of any Security in respect of this Guarantee. If, in breach of this paragraph, a Guarantor at any time has the benefit of any Security, it will hold that Security on trust for the Agent and the Lenders.

         (B)      EXERCISE OF RIGHTS: It will not:

                  (i) take the benefit of any right against any Borrower or any other person in respect of amounts paid under this Guarantee; or

                  (ii) claim or exercise against any Borrower any right to any payment (whether or not in connection with this Agreement).

         (C) COMPETING PROOF: An Instructing Group may request it to submit a proof for amounts due to it by any Borrower or any other Guarantor. It agrees to submit a proof promptly in accordance with this request. All amounts received in respect of this proof will be held by it on trust for the Agent and the Lenders.

         The obligations in this sub-Clause will cease to have effect when the Facilities have ceased to be available and there are no amounts of the Loan outstanding.

15.9     SUSPENSE ACCOUNT

         Any amount received under this Guarantee or in connection with amounts due by any Borrower may be placed on suspense account. Suspense accounts may be held by the Agent or by a Lender. While the amounts are in the suspense account the Agent or any Lender may claim and recover amounts from any Borrower and any other Guarantor as if the amount in the suspense account had not been received. Amounts may be taken out of a suspense account by the person holding that account at any time. The Agent or a Lender must use amounts in the suspense account to repay the Loan if there is enough to repay all the Loan.

15.10    DISCHARGE CONDITIONAL

         Any settlement with, or discharge of, each Guarantor will be subject to a condition. This condition is that the settlement or discharge will be set aside if any prior payment, or any other guarantee or Security, is set aside, invalidated or reduced. In this event each Guarantor agrees to reimburse each Lender and the Agent for the value of the payment, guarantee or Security which is set aside, invalidated or reduced.

15.11    PRINCIPAL DEBTOR

         In addition to the Guarantor's obligations as Guarantor, each Guarantor agrees to pay any amount which is not recoverable from that Guarantor as a

         Guarantor. Any amount due under this sub-Clause will be recoverable from any Guarantor as though the obligation had been incurred by that Guarantor as sole or principal debtor.

15.12    WHEN GUARANTORS LIABLE

         (A) Each of the Guarantors listed in Schedule 2 (other than the Parent) for whom the board resolutions referred to in paragraph 4 of Schedule 3 have not been supplied to the Agent on or before the date of this Agreement shall assume liability under Clauses 15 and 16 only when those board resolutions are supplied.

         (B) All the Guarantors other than the Parent will be released from liability under Clauses 15 and 16 with effect from the date when the Facility A Loan is repaid in full. No release will be granted if a Termination Event or Potential Termination Event has occurred and is unremedied or unwaived. This release shall be without prejudice to any obligations of those Guarantors which have fallen due for performance before that date but which have not been fully performed. If the Borrowers' Agent asks it to do this, the Agent will execute documentation to evidence this release.

16.      GUARANTOR'S INDEMNITY

16.1     INDEMNITY

         Each Guarantor agrees that if any Borrower fails to make a payment expressed to be due under the terms of this Agreement on its due date it will reimburse the person entitled to the payment for the losses and expenses (including loss of profit) that person incurs, or will incur, as a result. It also agrees to reimburse each Lender and the Agent for all losses and expenses arising from any obligations of any Borrower being or becoming void, invalid, illegal or unenforceable.

16.2     AMOUNT OF LOSS

         For the purposes of this Clause a Lender and the Agent will be treated as having suffered a loss equal to the amount which is expressed as being due to it by any Borrower and unpaid. If this treatment is incorrect the Lender or the Agent will produce evidence of its loss.

PART VI : REPRESENTATIONS, COVENANTS AND TERMINATION EVENTS

17.      REPRESENTATIONS

17.1     INITIAL REPRESENTATIONS

         Each Obligor confirms that each of the following is true:

         (A) LEGAL STATUS: It is a company duly incorporated and validly existing under the laws of the place of its incorporation as specified in this Agreement.

         (B) CORPORATE POWERS: It has power to own its assets and conduct its business as it is now being conducted. It also has power to sign and deliver those of the Finance Documents to which it is party and those of the Offer Documents to which it is party and to exercise its rights and perform its obligations under those Finance Documents and Offer Documents.

         (C) AUTHORISATIONS: The signature and delivery of those of the Finance Documents to which it is party and those of the Offer Documents to which it is party on its behalf and the exercise of its rights and the performance of its obligations under those Finance Documents and Offer Documents have been or, in the case of the Guarantors under this Agreement, will be duly authorised.

         (D) BINDING OBLIGATIONS: Those of the Finance Documents and Offer Documents to which it is party have been duly signed and delivered by it. Its obligations described in those Finance Documents to which it party are its valid and binding obligations in accordance with their terms.

         (E) LEGALITY AND CONTRAVENTIONS: The signature and delivery of those of the Finance Documents and the Offer Documents to which it is party on its behalf and its exercise of rights and performance of obligations under those Finance Documents and the Offer Documents:

                  (i) are not prohibited by law, regulation or order or by its constitutional documents;

                  (ii) do not require any approval, filing, registration or exemption or if any approval, filing, registration or exemption is required, it has been obtained and remains in full force and effect; the approval of the STB, the shareholders of the Parent and the Canadian authorities under the Investment Canada Act have not been obtained at the date of this Agreement but, except in the case of the Canadian authorities, are being or will be sought. The Charge has not been filed or registered at the date of this Agreement. A notification and report has been filed under the US Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 but the applicable waiting period has not yet expired as at the date of this Agreement. No attempt has been made to comply with any state takeover statutes in connection with the Offer. Certain local and municipal consents which may be required by Coach and its Subsidiaries, which are not material, have not yet been sought but will be sought; and

                  (iii) are not prohibited by, and do not constitute an event of default under, and do not result in an obligation to create Security (other than the Charge) under, any document or arrangement to which it is a party.

(F)      RANKING OF OBLIGATIONS:

                  (i) Its obligations under the Finance Documents are, or will by the first Advance Date be, secured by the Charge. The Charge constitutes or will constitute a first priority Security interest over the voting trust certificates in the Voting Trust; and

                  (ii) save for the Charge, its obligations under this Agreement will rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness (actual or contingent).

(G) BORROWING LIMIT: The borrowing of the full amount available under this Agreement will not, following the passing of the resolution referred to in paragraph 10 of Schedule 3, cause any limitation on the powers to borrow of any Borrower or on the powers to give guarantees of any Guarantor or their respective directors to be exceeded.

(H) NO TERMINATION EVENT: No Termination Event has occurred and remains unremedied or unwaived.

(I) ACCOUNTS: The audited consolidated profit and loss accounts of the Group for the year ended 30th April 1999 and the audited consolidated balance sheet of the Group as at that date will, when published give a true and fair view of the Group's financial condition at the date at which they were drawn up. These were prepared in accordance with Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

(J) STAMP DUTY: No stamp, registration or similar tax is payable, and no filing or registration is required, in connection with the execution, performance or enforcement of any Finance Document.

(K) LITIGATION: Neither the Parent nor any Material Subsidiary is involved in any court or arbitration proceedings nor is it aware that any proceedings of this kind are being considered or threatened by any other person which if adversely determined would have a Material Adverse Effect.

(L) NO DEFAULT: Neither the Parent nor any Material Subsidiary is in breach of any law (including environmental law), order, regulation, agreement or arrangement applicable to it or any of its assets which in any such case could have a Material Adverse Effect.

(M) CHANGE IN FINANCIAL CONDITION: There has been no change in the financial condition, businesses or operations of the Parent or the Group since 30th April 1999 which would have a Material Adverse Effect.

(N) SECURITY: The Security which exists at the date of this Agreement, not falling within the exceptions in Clauses 20.1(C)(i) or (ii), over any of the assets of the Obligors and the Material Subsidiaries secured Borrowed Monies Indebtedness which aggregates an amount less than

         5% of the share capital and reserves of the Parent, as provided in its audited accounts as at 30th April, 1999.

(O)      YEAR 2000: The Borrower and each Material Subsidiary has:

         (i) initiated a review and assessment of all areas within its business and operations and that of each of its Material Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the Year 2000 Problem;

         (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis; and

         (iii) to date, implemented such plan in accordance with such timetable.

         The Parent reasonably believes that all computer applications (including those of suppliers and vendors) that are material to the business or operations of it or any of its Material Subsidiaries will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and from and after 1st January 2000 (that is, be Year 2000 compliant), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

(P) WINDING UP: It is not aware of any proceedings that are current, pending or threatened for the winding up of the Parent or any Material Subsidiary.

(Q) LICENCES AND CONSENTS ETC.: All material licences, consents and authorisations (other than the STB Consent, the approval of the shareholders of the Parent, the approval of the Canadian authorities under the Investment Canada Act and the consents disclosed in Clause 17.1(E)(ii) above) necessary for each of them to conduct its business carried on by it and for the Acquisition to be completed have been obtained and are in full force and effect other than as notified to the Agent in writing.

(R)      INFORMATION:

         (i) The projections for the Group following the completion of the Acquisition supplied to the Lenders on or before the date of this Agreement and initialled for the purpose of identification by the Agent and the Borrower's Agent have been prepared after taking due care and are based on reasonable assumptions.

         (ii) All information contained in the Information Memorandum, the Circular or supplied by the Parent to the Lenders was, at the date it was supplied, true and accurate in all material respects and all forecasts and projections have been prepared after taking due care and are based on reasonable assumptions. All that information does not omit to disclose any matter failure to disclose which would result in the information being misleading in any material respect as at the date it was supplied.

         (iii) All other information supplied and to be supplied on its behalf to any of the Arrangers, the Agent or any Lender in connection with the Finance Documents is true and accurate in all material respects. It is not aware of any material facts or circumstances which have not been disclosed to any of them which might, if disclosed, adversely affect the decision of a person considering whether or not to lend to the Borrowers.

(S) PERFORMANCE OF GROUP FOLLOWING ACQUISITION: The actual performance of the Group is materially in accordance with, or superior to, the projections referred to in paragraph (R)(i) above.

(T)      FEDERAL RESERVE REGULATIONS:

         (i) Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

         (ii) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board of Governors, including Regulation U or X. The Parent and its Subsidiaries will at no time acquire or hold any Margin Stock unless the Parent shall have delivered to the Agent evidence (including, if the Agent shall so request, a duly completed and executed Form U-1) demonstrating to the satisfaction of the Agent that the credit extended hereunder will not violate Regulation U.

         (U) USE OF PROCEEDS: The proceeds of the Loan will be used only for the purposes described in Clause 2.2.

17.2     REPETITION

         (A) REPETITION: All of the representations in Clause 17.1, except those in sub-Clauses (H), (J), (K), (L), (M), (N), (P) and
                  (R), will be deemed repeated by each Obligor on the first day of each Interest Period and on the date of each Advance. This repetition will be with reference to the facts on that day. If on that day audited accounts for a period subsequent to the date referred to in Clause 17.1(I) have been published, that sub-Clause will be treated as referring to the audited profit and loss accounts and audited balance sheets contained in the then latest audited financial statements of the parties referred to in that sub-Clause.

         (B) REPETITION OF CLAUSE 17.1(S): The representation in Clause 17.1(S) shall only be given following the completion of the Acquisition and then on each date on which the other representations in Clause 17.1 are repeated in accordance with Clause 17.2(A). Upon repayment in full of all amounts outstanding of the Facility A Loan this representation shall cease to be repeated.

17.3     SURVIVAL OF REPRESENTATIONS

         Each of the representations made under this Agreement will survive the making of each Advance.

18.      DELIVERY OF INFORMATION

18.1     PERIODIC REPORTS

         The Parent agrees to deliver each of the following to the Agent as soon as they become available and, in any event, by the latest date indicated:

         Document/Information                                                      Latest Date
         --------------------                                                      -----------
         (i)   Annual audited consolidated accounts of the Group                   120 days after the end of each financial year

         (ii)  Half year unaudited consolidated accounts of the Group              90 days after the end of the first half of
                                                                                   each financial year

         (iii) A certificate with detailed computations confirming compliance      At the time of delivery of the annual audited
               with the financial covenants in Clause 19. When this is             consolidated accounts of the Group and the
               delivered with the annual audited accounts, it will be signed       delivery of the half year unaudited
               by the auditors of the Parent and when it is delivered with         consolidated  accounts of the Group.
               the unaudited half year accounts, it will be signed by a
               director of the Parent.

         (iv)  An opinion, signed by the auditors of the Group confirming          At the time of delivery of the annual audited
               that the consolidated Group accounts comply with Generally          consolidated accounts of the Group.
               Accepted Accounting Principles.

         In each case the Parent agrees to deliver sufficient copies for the Agent and each Lender. The certificates referred to in paragraph (iii) above delivered with the annual accounts at 30th April, 2000 will include the relevant figures for Coach and its Subsidiaries as at, and for the period ended on, that date.

18.2     GAAP

         The Parent confirms and agrees that all accounts and financial statements to which Clauses 17.1(I) and 18.1 apply have been or will be prepared in accordance with Scottish law and Generally Accepted Accounting Principles consistently applied except to the extent that the accompanying notes provide a description of a different treatment.

18.3     REQUESTS

         The Agent, acting reasonably, may request that any Obligor deliver to the Agent information about any Borrower or Guarantor or the Group or their assets or business. Each Obligor agrees to deliver promptly to the Agent the information requested.

18.4     TERMINATION EVENT

         Each Obligor agrees to notify the Agent immediately of the occurrence of a Termination Event or Potential Termination Event.

18.5     LITIGATION

         Each Obligor agrees to notify the Agent as soon as it becomes aware that any proceedings of the kind described in Clause 17.1(K) are being considered by any other person.

18.6     CHANGE OF ACCOUNTING TREATMENT

         (A) This sub-Clause applies if there is a change in the manner in which the financial statements of the Group are prepared or in the accounting principles or standards applied in the preparation of those accounts.

         (B) If this sub-Clause applies or will apply the Borrowers' Agent agrees to notify the Agent. The Borrowers' Agent and the Agent will then negotiate in good faith with a view to making any necessary changes to this Agreement to reflect the change described in paragraph (A). Neither party is bound to continue the negotiations after the date 30 days after the Agent receives the Borrowers' Agent's notice.

         (C) If this sub-Clause applies, and Agreement is not reached under paragraph (B) above, the Parent agrees to deliver, with each certificate referred to in Clause 18.1(iii), a reconciliation (audited in the case of a certificate by the auditors). This reconciliation will show the amounts utilised for the computations required for the purposes of this Agreement as they would have been if no change had occurred. The amounts in this reconciliation will then be used for computations required for the purposes of this Agreement instead of the corresponding amounts in the certificates which would otherwise have been delivered under Clause 18.1(iii) based on the accounts then being prepared.

19.      FINANCIAL COVENANTS

19.1     DEFINITIONS

         (A)      In this Agreement:

         "RESTRICTED GROUP" means the Group taken as a whole, excluding Porterbrook and Porterbrook's Subsidiaries.

         "EBITDA" for any period means the profit of the Restricted Group for that period:

         (i) before taking into account all Extraordinary Items (whether positive or negative) but after taking into account all Exceptional Items (whether positive or negative);

         (ii) before deducting tax, including advance corporation tax, mainstream corporation tax and their equivalents in any relevant jurisdiction;

         (iii) before deducting amortisation of any goodwill and any costs incurred in relation to the Acquisition or any other acquisitions (to the extent that these are expensed);

         (iv) before taking into account Interest accrued during that period, whether or not paid, deferred or capitalised (before taking into account financing costs in relation to Financial Reporting Standard 4 (Capital Instruments))during that period;

         (v) before taking into account amortisation of financing costs calculated in accordance with Financial Reporting Standard 4 (Capital Instruments) during that period;

         (vi) after deducting any gain, and adding back any loss, relative to book value arising on the sale, lease or other disposal of any real estate during that period and after deducting any gain, and adding back any loss, arising on revaluation of any real estate during that period, in each case to the extent that it would otherwise be taken into account;

         (vii)    before deducting depreciation; and

         (viii) after taking into account any dividends or capital distributions received from Porterbrook or from any associate interests or joint venture interests of any member of the Restricted Group.

         "EXCEPTIONAL ITEMS" has the meaning given to it in FRS 3 issued by the Accounting Standards Board, but excluding any Extraordinary Items.

         "EXTRAORDINARY ITEMS" has the meaning given to it in FRS 3 issued by the Accounting Standards Board, and includes those items listed in paragraph 20 thereof.

         "INTEREST" means interest and amounts in the nature of interest.

         "NET INTEREST EXPENSE" for any period means the Interest due and payable during that period as an obligation of any member of the Restricted Group (whether or not paid or capitalised during or deferred for payment after such period), but adjusted to take account of:

         (i) any amount receivable or payable during that period by any member of the Restricted Group (after deducting all taxes applicable to that Interest receivable) under interest rate or currency hedging Agreements or instruments; and

         (ii) any amount constituting Interest receivable during that period by any member of the Restricted Group (after deducting all taxes applicable thereto) in respect of any investment, deposit or loan.

         "TANGIBLE NET WORTH" means, at any time, the aggregate of:

         (i)      the issued and paid up share capital of the Parent;

         (ii) plus the aggregate amount standing to the credit of the capital and revenue reserves of the Restricted Group (including any share premium account and capital redemption reserve);

         (iii) plus any balance standing to the credit or minus any amount standing to the debit, of the consolidated profit and loss account of the Restricted Group;

         (iv) plus the goodwill arising on the Acquisition prior to any amounts debited to the profit and loss account of the Parent;

         (v) minus any amount attributable to goodwill on future acquisitions other than the Acquisition (to the extent only that any such amount has not already been debited to the profit and loss account of the Parent) or any other intangible asset;

         (vi) minus any amount attributable to a revaluation of assets after the date of this Agreement;

         (vii)    minus, to the extent included in reserves, deferred taxation;

         (viii) minus any amounts attributable to minority interests to the extent this has been included in issued share capital.

         as derived from the then most recently delivered financial statements in accordance with Clause 18 adjusted so as to exclude Porterbrook and Porterbrook's Subsidiaries, but after:

         (a) excluding an amount equal to any distribution by any member of the Restricted Group to any persons outside the Group out of profits on or before the date of the relevant financial statements and which has been declared, recommended or made since that date (except to the extent that that was already provided for in the consolidated balance sheet in those financial statements); and

         (b) deducting any distribution, injection of capital or intercompany loan, made after the date of this Agreement by any member of the Restricted Group in or to Porterbrook or any of Porterbrook's Subsidiaries in excess of the amount budgeted at the date of this Agreement for the current financial year, as disclosed in a letter from the Parent to the Agent dated the same date as this Agreement.

         "TOTAL DEBT" on any date means the amount of Borrowed Monies Indebtedness of the Restricted Group on that date. For this purpose:

         (i) any amounts under paragraph (D) of the definition of "Borrowed Monies Indebtedness" in Clause 1.1 will be taken at its net amount;

         (ii) any liabilities that are fully cash collateralised will not be taken into account;

         (iii) only the principal element of obligations (accounted for as such in accordance with Generally Accepted Accounting Principles) in respect of any finance lease to which a member of the Restricted Group is a party as lessee will be taken into account under paragraph (E) of that definition; and

         (iv)     no amount of Interest will be included.

(B)      (i)      All the terms defined in paragraph (A) are to be determined in accordance with the Generally Accepted Accounting Principles and are to be computed from the adjusted consolidated financial statements of the Restricted Group, delivered pursuant to Clause 18.

         (ii) For the purposes of Clause 19.1 no item shall be deducted or credited more than once in any calculation.

19.2     FINANCIAL COVENANTS

         Each Obligor agrees to ensure that the following financial covenants are complied with:

         (A) The ratio of Total Debt at any balance sheet date shown below to EBITDA for the period ending on that balance sheet date will not exceed the amount specified in column B below:

                  COLUMN A                                                      COLUMN B
                  BALANCE SHEET DATE                                            RATIO
                  30th April 2000 and 31st October 2000                         4.50
                  30th April 2001 and 31st October 2001                         3.50
                  30th April 2002 and 31st October 2002                         3.50
                  30th April 2003 and 31st October 2003                         3.00

         (B) The ratio of EBITDA to Net Interest Expense, in each case for the period ending on each balance sheet date shown below will not be less than the amount specified in column B below:

                  COLUMN A                                                      COLUMN B
                  BALANCE SHEET DATE                                            RATIO
                  30th April 2000 and 31st October 2000                         3.50
                  30th April 2001 and 31st October 2001                         3.50
                  30th April 2002 and 31st October 2002                         4.00
                  30th April 2003 and 31st October 2003                         4.00


         (C) Tangible Net Worth at each of the balance sheet dates listed in paragraphs (A) and (B) above will not be less than pound sterling 350,000,000 plus the Net New Issue Proceeds of the New Equity issued.

         For this purpose "period" means the 12-month period ending on each of the balance sheet dates listed in paragraphs (A) and (B) above and EBITDA and Net Interest Expense for any period ending on any 31st October from 2000 onwards will be the aggregate of the amount extracted from the financial statements for the half year then ended and the amount extracted from the financial statements for the previous full financial year minus the amount extracted from the financial statements for the half year which ended on the previous 31st October. The figures for EBITDA and Net Interest Expense in the certificates delivered as at 30th April, 2000 will be extracted from the audited and internal management accounts of the Group and Coach and its Subsidiaries covering that period.

20.      GENERAL COVENANTS

20.1     COVENANTS

         Each Obligor or, where specified below, the Parent agrees as follows:

         (A)      RANKING OF OBLIGATIONS:

                  (i) It will ensure that its obligations under the Finance Documents are secured by the Charge and that the Charge constitutes a first priority Security interest over the assets referred to in it.

                  (ii) Save for the Charge, it will ensure that its obligations under each Finance Document rank and will at all times rank at least pari passu in right and priority of payment with all its other present and future unsecured and unsubordinated indebtedness, other than obligations applicable generally to companies incorporated in its jurisdiction of incorporation which have priority by operation of law.

         (B) LEGALITY OF PERFORMANCE: It will exercise its rights and perform its obligations under the Finance Documents without contravention of applicable laws. If approvals are required, it will obtain and maintain them and will comply with their terms. It will also make any necessary filings.

         (C) NEGATIVE PLEDGE: It will not create or allow to exist (and will procure that no Material Subsidiary creates or allows to exist) any Security over any of its assets. This prohibition does not, however, apply to the following:

                  (i)      Security created by the Charge.

                  (ii) Security arising in the ordinary course of business or by operation of law.

                  (iii) Security existing at the date of this Agreement disclosed in writing to the Agent.

                  (iv) Security created or outstanding with the prior consent of an Instructing Group.

                  (v) Security existing on the assets of a company which becomes a Material Subsidiary by virtue of acquisition after the date of this Agreement. This sub-paragraph does not apply to Security created in contemplation of, or which subsists for longer than six months after the acquisition or in connection with, the company becoming a Material Subsidiary.

                  (vi) Security over an asset existing before that asset is acquired by a Borrower or a Material Subsidiary. This sub-paragraph only applies if:

                           (a) the acquisition is at fair market value and on an arms' length basis; and

                           (b) the amount secured does not increase following the acquisition.

                  (vii) In addition to (i) to (vi) above, Security for Borrowed Monies Indebtedness of an amount not exceeding at any time in aggregate an amount equal to 5% of the share capital and reserves of the Parent, as provided in its most recently supplied audited consolidated accounts (excluding Porterbrook and Porterbrook's Subsidiaries).

         (D) GUARANTEES: It will ensure that no Material Subsidiary will provide any guarantee of any Borrowed Monies Indebtedness of Obligors to third parties (including Porterbrook or any of Porterbrook's Subsidiaries). After the Parent has completed the issue of the New Equity and no part of the Facility A Loan remains outstanding, guarantees will be permitted under this paragraph (G) provided they do not exceed $25,000,000 in aggregate outstanding at any time.

         (E) DISPOSAL OF ASSETS: It will not dispose of any of its assets. It will also procure that no Material Subsidiary will dispose of that Material Subsidiary's assets. This does not apply to:
                  (i) disposals in the ordinary course of trading, or (ii) disposals of assets on an arm's length basis and on normal commercial terms; or (iii) disposals to which an Instructing Group has agreed, in writing. For these purposes, any lease which is not an operating lease is treated as a disposal.

         (F) ACQUISITIONS: It will not (and will procure that no member of the Group, excluding Porterbrook and Porterbrook's Subsidiaries, will) after the date of this Agreement acquire or (except conditional on the approval of an Instructing Group) agree to acquire any business or parts of any business or any company or shares in any company, in each case outside the Group, (other than short term minority investments) unless each of the conditions set out in sub-paragraphs (i) and (ii) are satisfied.

                  (i) The acquisition must involve a business or company in the passenger transportation sector (other than airlines or cruises) or the airport sector.

                  (ii) Before the Parent has issued the New Equity, the aggregate of the purchase prices of such acquisitions shall not exceed US$125,000,000 in money or money's worth. Once the Parent has issued the New Equity, but before all amounts of the Facility A Loan outstanding have been repaid and the STB Consent has been granted, the aggregate of the purchase prices of those acquisitions permitted after the date of this Agreement shall not exceed US$250,000,000 in money or money's worth. Thereafter there shall be no limit on acquisitions.

                  This paragraph (F) does not apply to the Acquisition.

         (G) CARRY ON BUSINESS: Each Borrower and each Material Subsidiary will carry on its business as substantially conducted at the date of this Agreement.

         (H) COMPLIANCE WITH LAWS: It will comply and ensure that all Material Subsidiaries comply, in all material respects, with all applicable laws and regulations, and the terms of all permits, authorisations and licences. This requirement includes, amongst all other things, all laws, regulations, permits, authorisations and licences relating to environmental and health and safety matters.

         (I) INSURANCE: It will maintain and will ensure that each Material Subsidiary maintains insurance relating to its assets and activities against those risks and at those levels which are commercially prudent.

         (J) COACH ADDED AS A GUARANTOR: The Parent will, within five Business Days of the STB Consent being obtained give notice to the Agent of that fact. On receipt by the Agent of that notice, Coach will automatically become a Guarantor with effect from that date.

                  This paragraph (J) will cease to apply when Clause 15.12(B) is implemented.

         (K)      INVESTMENT IN OR LOANS TO PORTERBROOK AND ITS SUBSIDIARIES:
                  While any amount of the Facility A Loan is outstanding it will not and will ensure that none of its Subsidiaries, other than Porterbrook and Porterbrook's Subsidiaries, will invest any funds in Porterbrook or any of Porterbrook's Subsidiaries (whether by way of debt or equity investment) without the consent in writing of an Instructing Group. This paragraph (K) will not apply to the amount budgeted at the date of this Agreement to be invested in Porterbrook during the current financial year as referred to in paragraph (b) of the definition of "Tangible Net Worth" in Clause 19.1(A).

         (L) CONSENT TO DOCUMENTS: The Parent will obtain the prior consent of the Arrangers, or following syndication, the Special Majority Banks, with respect to the contents of the Offer Documents before they are sent to the shareholders of Parent or the stockholders of Coach or filed or otherwise made public and with respect to any submission in respect of the STB Consent before it is made provided, in each case, this happens after the date of this Agreement. Where the final drafts of each relevant document have been sent to the Agent prior to being sent, filed or otherwise made public or submitted and
                  (1) no comments or objections have received within the reasonable review period stated when the documents are delivered to the Agent which review period must be at least two Business Days, or any shorter period agreed with the Agent or necessary to comply with any law or regulation, (2) comments have been received and incorporated or (3) it has been agreed by the relevant Lenders that no amendment need be made, consent shall be deemed to have been given.

         (M) VARIATION OR WAIVER: The Parent will not, without the consent of the Arrangers, or following syndication, the Special Majority Banks:

                  (i)      waive or vary any term or condition of the Offer;

                  (ii) treat any condition of the Offer as having been waived;

                  (iii) increase the cash consideration payable in relation to the Offer and the Merger above US$42 per share;

                  (iv) alter the way in which the cash consideration payable in relation to the Offer and the Merger is to be funded; or

                  (v) waive or vary any of the provisions of the Merger Agreement or the Voting Trust Agreement.

         (N)      OFFER:

                  (i) The Parent will use all reasonable endeavours to cause, at the earliest practicable time:

                           (a) the Offer and Merger to be consummated subject to and in accordance with the terms of the Merger Agreement; and

                           (b) the STB Consent to be obtained subject to and in accordance with the terms of the Merger Agreement.

                  (ii) The Parent will keep the Agent promptly informed of all material developments in relation to the Offer and Merger.

         (O) SYNDICATION: The Parent will provide assistance to the Arrangers in connection with the syndication of the Facilities, and in particular:

                  (i) will comply with all reasonable requests for information from potential syndicate members made through the Arrangers;

                  (ii) if necessary, will make senior management available for meetings with and presentations to potential syndicate members; and

                  (iii) will assist in the preparation of an Information Memorandum, to be used in the syndication process.

         (P) USE OF PROCEEDS: Use the proceeds of the Loans only for the purposes set forth in Clause 2.2.

20.2     DURATION OF COVENANTS

         The obligations of the Obligors under Clauses 18, 19 and 20 will cease to have effect when the Facilities have ceased to be available and there are no amounts of the Loan outstanding.

21.      TERMINATION EVENTS

21.1     TERMINATION EVENTS

         Each of the following is a Termination Event:

         (A) NON-PAYMENT: Any Obligor fails to pay an amount due under any Finance Document. In respect of the payment of any amount other than principal due under this Agreement, there will only be a Termination Event if that amount is not paid within 3 Business Days of its due date.

         (B) OTHER DEFAULTS: Any Obligor fails to perform any of its other obligations under any Finance Document. There will not, however, be a Termination Event under this paragraph if the failure is capable of remedy and is remedied within 10 days of a Borrower becoming aware of the failure. This grace period shall not apply to any of the obligations in Clauses 20.1 (L),
                  (M) or (N).

         (C) UNTRUE REPRESENTATIONS: Any statement made, or deemed repeated, in Clause 17 (other than that in Clause 17.1(S)) or the Charge, or in any document delivered by a Borrower or a Guarantor in connection with this Agreement or the Charge, is untrue or misleading when that statement is made or deemed repeated.

         (D) CROSS DEFAULT: Any Borrowed Monies Indebtedness of any Obligor or its Subsidiaries, excluding Porterbrook and Porterbrook's Subsidiaries,:

                  (i) is not paid or repaid when due or within any applicable grace period; or

                  (ii) becomes capable of being declared due and payable before its stated date of payment.

                  This paragraph does not apply unless the total amount of such Borrowed Monies Indebtedness equals or exceeds US$25,000,000 (or its equivalent in any other currency).

         (E) INSOLVENCY AND REORGANISATION: Any procedure is commenced with a view to the winding-up or re-organisation of the Parent or any Material Subsidiary, or with a view to the appointment of an administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer in relation to the Parent or any Material Subsidiary or any of their assets. This procedure may be a Court procedure or any other step which under applicable law is a possible means of achieving any of those results. It will not be a Termination Event, however, if any procedure is commenced with a view to the insolvent winding up of a member of the Group and such procedure is discharged within 30 days after being levied or enforced.

         (F) ENFORCEMENT OF SECURITY: The holder of any Security over any of the assets of Parent or any Material Subsidiary in respect of Borrowed Monies Indebtedness which equals or exceeds $25,000,000 (or its equivalent in any other currency) takes any step to enforce that Security. It will not be a Termination Event, however, if any procedure is commenced and such procedure is discharged within 30 days after being levied or enforced.

         (G) ATTACHMENT OR DISTRESS: Any asset of the Parent or any Material Subsidiary is subject to attachment, sequestration, execution or any similar process in respect of Borrowed Monies Indebtedness which equals or exceeds $25,000,000 (or its equivalent in any other currency).

         (H)      INABILITY TO PAY DEBTS: Any of the following is true:

                  (i) The Parent or any Material Subsidiary is unable to pay its debts as they fall due.

                  (ii) The value of its assets is less than the amount of its liabilities (taking into account its contingent and prospective liabilities).

                  (iii) The Parent or any Material Subsidiary admits its inability to pay its debts as and when they fall due or seeks a composition or arrangement with its creditors generally or any class of them.

         (I) INSOLVENCY EQUIVALENCE: Anything analogous to any of the events described in paragraphs (E) to (H) occurs in any jurisdiction.

         (J) UNLAWFULNESS OR REPUDIATION: It is unlawful for any Obligor to comply with its payment or other material obligations under any Finance Document, or any Obligor repudiates any of those obligations.

         (K) CHARGE: The Charge ceases to be in full force and effect unless released in accordance with this Agreement.

         (L) MERGER OR CHANGE OF CONTROL: The Parent merges with any other person, or one or more persons, acting either individually or in concert, obtain control (as defined in section 840 of the Income and Corporation Taxes Act 1988) of it or SCH Holdings or such other wholly owned Subsidiary of the Parent through which the Merger is to be effected ceases to be, directly or indirectly, a wholly owned Subsidiary of the Parent following the completion of the Offer and Merger.

         (M) MATERIAL ADVERSE CHANGE: There is a change in the financial condition or operations or prospects of the Group as a whole since 30th April, 1999 which has or will have a Material Adverse Effect.

         (N) LITIGATION: Any Obligor or any Material Subsidiary is involved in any court or arbitration proceedings or such proceedings are pending or threatened which in each case, if adversely determined, would have a Material Adverse Effect.

         (O) DIVESTMENT: The STB Consent is not obtained and neither the Parent nor the Trustees dispose of the common stock of Coach in accordance with the Voting Trust Agreement and the regulations of the STB.

         However, Coach (or, following completion of the subsequent merger referred to in the definition of "Merger" in Clause 1.1, SCH Holdings) and its Subsidiaries will be excluded from Clauses 21.1(B), (C), (D) and (N) for the period from the date of this Agreement until the date falling 90 days after the completion of the Acquisition.

21.2     CONSEQUENCES OF A TERMINATION EVENT

         If a Termination Event occurs, the Agent may by notice to the Borrowers' Agent:

         (A)      cancel the Facilities; or

         (B)      demand immediate repayment of the Loan,

         or both. The Agent agrees to deliver a notice under this sub-Clause if an Instructing Group instructs the Agent to do so. In the case of cancellation the Lenders will be under no further obligation to make an Advance. In the case of a demand for repayment the Borrowers agree to pay the Lenders in accordance with the notice.

21.3     INDEMNITY

         If there is a Termination Event each Borrower agrees to reimburse each of the Agent and the Lenders for the losses and expenses it incurs, or will incur, as a result. Clause 11.8 also applies.

21.4     CURRENCY INDEMNITY

         This sub-Clause applies where a payment due by an Obligor under or in connection with a Finance Document is made or is required to be made in a currency other than the specified currency. To the extent that the amount received, when converted into the specified currency, is less than the amount due each Obligor agrees to reimburse the person entitled to the payment for the difference. For the purposes of the computation of this amount that person will apply to the amount received a rate of exchange prevailing on the date of receipt. If, however, that person is unable to use the amount received to buy the specified currency on the date of receipt, the rate of exchange prevailing on the first date on which that person could buy the specified currency will be used instead. The obligation in this sub-Clause is a separate and independent obligation.

PART VII : MISCELLANEOUS

22.      THE AGENT AND THE ARRANGERS

22.1     APPOINTMENT

         (A) AGENT AND TRUSTEE: Each Lender irrevocably appoints the Agent to act as its Agent for the purpose of the Finance Documents and as its Agent and trustee for the purpose of the Charge. The Agent is not acting as Agent or trustee of any Borrower or Guarantor under the Finance Documents except for the limited purpose of signing Substitution Certificates in accordance with Clause 25.3.

         (B) BENEFIT OF SECURITY: The Agent will hold the benefit of the Charge as trustee for the Lenders in respect of amounts payable under the Finance Documents.

22.2     AUTHORITY

         The Agent is authorised to exercise the rights, powers, discretions and duties which are specified by the Finance Documents. The Agent may also act in a manner reasonably incidental to these matters.

22.3     DUTIES

         In addition to the obligations of the Agent set out elsewhere in the Finance Documents the Agent agrees as follows:

         (A) NOTICES: The Agent will as soon as reasonably practicable notify each Lender of the contents of each notice received from any Obligor under a Finance Document. If the notice affects only particular Lenders the Agent may elect to notify only those Lenders, in which case it will do so as soon as reasonably practicable.

         (B) OTHER DOCUMENTS: When any Obligor delivers to the Agent any other document required to be delivered under a Finance Document it will supply at least one copy for each Lender, the Agent will as soon as reasonably practicable provide a copy to each Lender. Each Borrower agrees to reimburse the Agent for the costs of preparing any copies required for this purpose.

         (C) TERMINATION EVENTS: The Agent will notify each Lender of any Termination Event or Potential Termination Event. This obligation will not arise, however, until the Agent receives express notice with reasonable supporting evidence of the Termination Event or Potential Termination Event. Until this time the Agent is entitled to assume that there is no Termination Event or Potential Termination Event. The Agent is not required to make inquiries. Information referred to in Clause 22.11 does not have to be disclosed under this sub-Clause.

         (D) INFORMATION: The Agent will ask any Obligor to deliver to the Agent any information reasonably requested by a Lender which the Agent is entitled to request under Clause 18.

22.4     POWERS

         In addition to the powers of the Agent set out elsewhere in the Finance Documents the Agent has the following powers:

         (A) PROFESSIONAL ADVISERS: The Agent may instruct professional advisers to provide advice in connection with the Facility.

         (B) AUTHORITY FROM INSTRUCTING GROUP: The Agent may take any action which is not inconsistent with the Finance Documents and which is authorised by an Instructing Group.

         (C) VIEWS OF INSTRUCTING GROUP: In exercising any of its rights, powers or discretions, the Agent may seek the views of an Instructing Group. If it exercises those rights, powers or discretions in accordance with those views the Agent will incur no liability.

         (D) PROCEEDINGS: The Agent may institute legal proceedings against any Obligor in the name of those Lenders which authorise it to take those proceedings.

         (E) COMPLIANCE WITH LAW: The Agent may take any action necessary for it to comply with applicable laws.

         The Agent is not required to exercise any of these powers and will incur no liability if it fails to do so. In the context of legal proceedings the Agent may decline to take any step until it has received indemnities or Security satisfactory to it.

22.5     RELIANCE

         The Agent is entitled to rely upon each of the following:

         (A)      Advice received from professional advisers.

         (B) A certificate of fact received from any Obligor and signed by an Authorised Person.

         (C) Any communication or document believed by the Agent to be genuine.

         The Agent will not be liable for the consequences of relying on any of these items.

22.6     EXTENT OF AGENT'S DUTIES

         (A) NO OTHER DUTIES: The Agent has no obligations or duties other than those expressly set out in the Finance Documents.

         (B) ILLEGALITY AND LIABILITY: The Agent is not obliged to do anything which is illegal or which may expose it to liability to any person.

22.7     RESPONSIBILITY OF THE LENDERS

         Each Lender is responsible for its own decision to become involved in the Facility and its decision to take or not take action under the Facility. It should make its own credit appraisal of the Obligors and the terms of the Facility. Neither the Agent nor any Arranger makes any representation that any information provided to a Lender before or after the date of this Agreement is true. Accordingly each Lender should take whatever action it believes is necessary to verify that information. In addition neither the Agent nor any Arranger is responsible for the legality, validity or adequacy of any Finance Document. Each Lender will satisfy itself on these issues.

22.8     LIMITATION OF LIABILITY

         (A) AGENT: The Agent will not be liable for any action or non-action under or in connection with the Facilities unless caused by its gross negligence or willful misconduct.

         (B) DIRECTORS, EMPLOYEES AND AGENTS: No director, employee or Agent of the Agent will be liable to a Lender or any Borrower or Guarantor in relation to the Facility. Each Lender and Obligor agree not to seek to impose this liability upon them.

22.9     BUSINESS OF THE AGENT

         Despite its role as Agent of the Lenders the Agent may:

         (A)      participate as a Lender in the Facility,

         (B)      carry on all types of business with any Obligor, and

         (C) act as Agent for other groups of Lenders to any Obligor and other Borrowers.

22.10    INDEMNITY

         Each Lender agrees to reimburse the Agent for all losses and expenses incurred by the Agent as a result of its appointment as Agent or arising from its activities as Agent. These losses and expenses will take into account amounts reimbursed to the Agent by any Obligor. The liability of each Lender under this sub-Clause will be limited to the share of the total losses and expenses which corresponds to that Lender's share of the Total Commitments or, if an Advance has been made and is outstanding, the Loan. If the losses or expenses are attributable to an activity of the Agent which relates to only some of the Lenders the Agent may instead notify the Lenders of a different sharing arrangement. In this case the limit of liability of a Lender under this sub-Clause will be determined by the Agent. The Lenders are not liable for losses and expenses arising from the gross negligence or wilful misconduct of the Agent.

22.11    CONFIDENTIAL INFORMATION

         The Agent is not required to disclose to the Lenders any information:

         (A) which is not received by it in its capacity as Agent or trustee or

         (B)      which it receives, with its consent, on a confidential basis.

22.12    RESIGNATION AND REMOVAL

         The Agent may resign by giving notice to the Borrowers' Agent and the Lenders. The Agent may be removed by notice given by an Instructing Group to the Agent and the Borrowers' Agent. In either event the following apply:

         (A) APPOINTMENT BY INSTRUCTING GROUP: An Instructing Group may, after consultation with the Borrowers' Agent, appoint a new Agent which is a Lender.

         (B) APPOINTMENT BY THE RESIGNING AGENT: If the Agent has resigned and an Instructing Group has not appointed a new Agent within 30 days after the resigning Agent's notice, the resigning Agent may, after consultation with the Borrowers' Agent appoint a new Agent which is a Lender.

         (C) MODE OF APPOINTMENT: A new Agent will be appointed by notice to the Borrowers' Agent and the Lenders. A new Agent cannot be appointed without its consent.

         (D) TIMING OF APPOINTMENT: If the Agent has resigned, the new Agent will become Agent at a time agreed between the new Agent and the resigning Agent. If no time is agreed the new Agent will become Agent 10 Business Days after the notice referred to in paragraph (C). Any removal or resignation of the Agent will not be effective until a new Agent has been appointed and accepted its appointment.

         (E) EFFECT OF APPOINTMENT: Upon a new Agent becoming Agent the resigning/removed Agent will cease to be Agent. Accordingly it will be discharged from its obligations and duties as Agent. It will, however, continue to be able to rely on the terms of this Clause in respect of all matters relating to the period of its appointment. The new Agent will assume the role of Agent. It will have all the rights, powers, discretions and duties of the Agent provided for in the Finance Documents.

         (F) TRANSITION: The resigning/removed Agent and the new Agent agree to co-operate to ensure an orderly transition. The resigning/removed Agent agrees to deliver or make available to the new Agent all records, files and information held by it as Agent. This obligation will not require the resigning/removed Agent to disclose any confidential information.

22.13    THE ARRANGERS

         The Arrangers have no continuing role in connection with the Facilities and are not liable in respect of any matter concerning the Facilities. They are not the agents for any Lender.

23.      EVIDENCE, CERTIFICATES AND DETERMINATIONS

23.1     EVIDENCE OF DEBT

         The Agent will maintain in its books an account showing all liabilities accrued and payments made in relation to the Facilities. Details of amounts outstanding recorded in this account will be evidence of each Borrower's obligations unless there is shown to be an error.

23.2     CERTIFICATES AND DETERMINATIONS

         Any certificate or determination relating to a Finance Document must contain reasonable detail of the matter being certified or determined. Certificates and determinations produced by a Lender or the Agent will be conclusive unless there is an obvious error.

24.      NOTICES

24.1     NATURE OF NOTICES

         No notice delivered under a Finance Document may be withdrawn or revoked. Each notice delivered by an Obligor must be unconditional. It must also be signed by an Authorised Person.

24.2     DELIVERY OF NOTICES

         A notice under a Finance Document will be effective only if it is in writing and is received. Faxes are permitted.

24.3     NOTICES THROUGH THE AGENT

         Each notice from an Obligor or a Lender will be delivered to the Agent. The Agent agrees to pass on the details of notices received by it to the appropriate recipient as soon as reasonably practicable.

24.4     ADDRESS DETAILS

         Notices will be delivered to the address of the intended recipient as set out on the signature page. An Obligor or a Lender may change its address details by notice to the Agent. The Agent may change its address details by notice to the Borrowers' Agent and the Lenders.

25.      ASSIGNMENT AND NOVATION

25.1     THE BORROWERS

         The rights of each Borrower under this Agreement are personal to it. Accordingly they are not capable of assignment.

25.2     ASSIGNMENT BY A LENDER

         A Lender may assign its rights under this Agreement in whole or part. Neither the Agent nor any Lender will be obliged to treat any person to whom a Lender makes an assignment as an assignee until that person:

         (A) agrees that it will be under the same obligations as it would have been if it had been a party to the Agreement; and

         (B)      agrees to pay to the Agent the fee mentioned in Clause
                  25.3(B).

25.3     NOVATION BY A LENDER

         A Lender (the "EXISTING LENDER") may be released from its obligations and surrender its rights under this Agreement to the extent that exactly corresponding obligations and rights are assumed by another Lender (the "NEW LENDER") in accordance with the following:

         (A) The Existing Lender will deliver to the Agent a Substitution Certificate. This must be signed by both the Existing Lender and the New Lender and be properly completed.

         (B) The Existing Lender will also arrange for the payment of a processing fee to the Agent. The amount of this fee is $1,500 (plus any reasonable expenses) unless the Agent has notified the Lenders of a different amount which has been agreed with an Instructing Group.

         (C) The Agent will sign the Substitution Certificate no later than 5 Business Days after its receipt and the payment of the processing fee. This signature will be made on behalf of the other Lenders and the Obligors as well as itself. Each Lender and each Obligor irrevocably authorise the Agent to sign in this manner.

         (D) The Substitution Certificate will take effect on the date it specifies. On this date:

                  (i) The Existing Lender is released from its obligations and surrenders its rights to the extent described in the Certificate.

                  (ii) The New Lender assumes obligations and rights exactly corresponding to those released and surrendered by the Existing Lender.

                  The Commitment of the Existing Lender will be reduced accordingly and the New Lender will assume a Commitment of the amount of the corresponding reduction.

         (E) Each New Lender will confirm to the Agent and the Borrowers' Agent that it is a Qualifying Bank.

25.4     DISCLOSURE OF INFORMATION

         A Lender may disclose to an assignee, sub-participant, or New Lender, or to a proposed assignee, sub-participant or New Lender, any information received by the Lender under or in connection with this Agreement, including a copy of this Agreement. The Lender may only make a disclosure under this sub-clause to a person who has entered into a confidentiality letter in the form set out in at Schedule 8.

26.      WAIVERS AND AMENDMENTS

26.1     WRITING REQUIRED

         A waiver or amendment of a term of a Finance Document will be effective only if it is in writing.

26.2     AUTHORITY OF THE AGENT

         If authorised by an Instructing Group, the Agent may grant waivers and agree amendments with the Borrowers. These waivers and amendments will be granted on behalf of the Lenders and be binding on all of them, including those which were not part of the Instructing Group, and the Guarantors. This sub-Clause does not authorise the Agent to grant any waiver or agree any amendment affecting any of the following:

         (A)      The amount of the Facility.

         (B) The amount or method of calculation of interest, margin or commitment fee

         (C) The manner, currency or timing of repayment of the Loan or of the payment of any other amount.

         (D) The length of any period during which any of the Facilities is available.

         (E) The definitions of "Borrowed Monies Indebtedness", "Instructing Group" and "Special Majority Banks".

         (F)      The obligations of the Lenders.

         (G) Any requirement (including the one in this sub-Clause) that all the Lenders or a certain proportion of them consent to a matter or deliver a notice.

         (H)      Clauses 3, 14 or 26.1.

         (I)      The Charge.

         Waivers or amendments affecting these matters require the consent of all Lenders.

26.3     EXPENSES

         The Parent agrees to reimburse the Agent and each Lender for the expenses they incur as a result of any proposal made by any Obligor to waive or amend a term of a Finance Document.

27.      MISCELLANEOUS

27.1     EXERCISE OF RIGHTS

         If the Agent or a Lender does not exercise a right or power when it is able to do so this will not prevent it exercising that right or power. When it does exercise a right or power it may do so again in the same or a different manner. The Agent's and the Lenders' rights and remedies under this Agreement are in addition to any other rights and remedies they may have. Those other rights and remedies are not affected by this Agreement.

27.2     COUNTERPARTS

         There may be several signed copies of this Agreement. There is intended to be a single Agreement and each signed copy is a counterpart of that Agreement.

28.      LAW

         This Agreement is to be governed by and construed in accordance with English law.

SCHEDULE 1 : LENDERS AND COMMITMENTS



Lender                          (1)                   (2)                   (3)                     (4)
                            Facility A            Facility B            Facility C                Total of
                            Commitment            Commitment            Commitment               Commitments
                                US$                   US$                   US$                      US$
Credit Suisse              271,111,111.11        203,333,333.33        135,555,555.56            $610,000,000
First Boston

Morgan Guaranty            271,111,111.11        203,333,333.33        135,555,555.56            $610,000,000
Trust Company of
New York

The Royal Bank of          271,111,111.11        203,333,333.33        135,555,555.56            $610,000,000
Scotland plc

The Governor and           186,666,666.67        140,000,000.01         93,333,333.32            $420,000,000
Company of the
Bank of Scotland
                         ----------------        --------------        --------------        ----------------
TOTAL                    1,000,000,000.00        750,000,000.00        500,000,000.00        2,250,000,000.00
                         ----------------        --------------        --------------        ----------------

SCHEDULE 2 : GUARANTORS


GUARANTOR                                  COMPANY NUMBER       REGISTERED ADDRESS & PLACE OF INCORPORATION
---------                                  --------------       -------------------------------------------
Stagecoach Holdings Plc                    SC100764             Charlotte House, 20 Charlotte Street,
                                                                Perth PH1 5LL, Scotland

East London Bus & Coach Company            2328402              2-4 Clements Road, Ilford, Essex IG1 1BA,
Limited                                                         England

Docklands Transit Limited                  2212346              2-4 Clements Road, Ilford, Essex IG1 1BA,
                                                                England
South East London & Kent Bus               2328595              180 Bromley Road, Catford, London SE6 2XA,
Company Limited                                                 England

Stagecoach (South) Limited                 1673542              Bus Station, Southgate, Chichester, West
                                                                Sussex PO19 2DQ, England

Stagecoach (North West) Limited            123665               Daw Bank, Stockport, Cheshire SK3 0DU,
                                                                England

East Midland Motor Services Limited        2199821              New Street, Chesterfield S40 2LQ, England

PSV Claims Bureau Limited                  2280592              Frenchwood Avenue, Preston, Lancashire PR1
                                                                4LU, England

National Transport Tokens Limited          1076484              Glenfield Park, Blakewater Road,
                                                                Blackburn, Lancashire BB1 5QH, England

East Kent Road Car Company Limited         144585               2-4 Clements Road, Ilford, Essex IG1 1BA,
                                                                England

Stagecoach East Kent Limited               2087637              2-4 Clements Road, Ilford, Essex IG1 1BA,
                                                                England

Grimsby Cleethorpes Transport              1985860              New Street, Chesterfield, Derbyshire S40
Company Limited                                                 2LQ, England

Stagecoach West Limited                    2041677              3/4 Bath Street, Cheltenham, Gloucester
                                                                GL50 1YE, England

Cambus Holdings Limited                    3051451              100 Cowley Road, Cambridge CB4 4DN,
                                                                England

Cambus Limited                             01822941             100 Cowley Road, Cambridge CB4 4DN,
                                                                England

Premier Travel Services Limited            02221348             100 Cowley Road, Cambridge CB4 4DN,
                                                                England

The Viscount Bus & Coach Company           02381505             100 Cowley Road, Cambridge CB4 4DN,
Limited                                                         England

Stagecoach (Scotland) Limited              SC97212              Guild Street, Aberdeen AB9 2DR, Scotland

Hyndburn Transport Limited                 2000057              Daw Bank, Stockport, Cheshire SK3 0DU,
                                                                England

Transit Holdings International             2130392              3/4 Bath Street, Cheltenham, Gloucester
Limited                                                         GL50 1YE, England

Stagecoach International Services          SC112360             Charlotte House, 20 Charlotte Street,
Limited                                                         Perth PH1 5LL, Scotland

Stagecoach Devon Limited                   3142135              Belgrave Road, Exeter, Devon EX1 2LB,
                                                                England

GM Buses South Holdings Limited            2870260              Daw Bank, Stockport, Cheshire SK3 0DU,
                                                                England

Greater Manchester Buses South             2818654              Daw Bank, Stockport, Cheshire SK3 0DU,
Limited                                                         England

Burnley & Pendle Transport Company         02004965             Queensgate, Colne Road, Burnley,
Limited                                                         Lancashire BB10 1HH, England

Thames Transit Limited                     2272113              3/4 Bath Street, Cheltenham, Gloucester
                                                                GL50 1YE, England

Transit Advertising Limited                2787490              Church Road, Stockton on Tees, Cleveland
                                                                TS18 2HW, England

Tees Valley Limited                        2004002              Church Road, Stockton on Tees, Cleveland
                                                                TS18 2HW, England

Hartlepool Transport (1993) Limited        2811530              Church Road, Stockton on Tees, Cleveland
                                                                TS18 2HW, England

Busways Travel Services Limited            2295227              North Bridge Street, Wheatsheaf,
                                                                Sunderland SR5 1AQ, England

Cleveland Transit Limited                  2546698              Church Road, Stockton on Tees, Cleveland
                                                                TS18 2HW, England

Kingston upon Hull City Transport          1979370              Church Road, Stockton on Tees, Cleveland
Limited                                                         TS18 2HW, England

Hartlepool Transport Limited               2004968              Church Road, Stockton on Tees, Cleveland
                                                                TS18 2HW, England

SCHEDULE 3 : CONDITIONS PRECEDENT

1. A copy of the Memorandum and Articles of Association of each Borrower. This copy must be certified by a director or the secretary of that Borrower to be complete, up-to-date and in full force and effect.

2. A copy of the Memorandum and Articles of Association of each Guarantor. This copy must be certified by a director or the secretary of that Guarantor to be complete, up-to-date and in full force and effect.

3. A copy of a resolution of the board of directors of the Parent approving the Facilities, authorising the signature and delivery of the Finance Documents and approving the borrowing of the Total
      Commitments. The resolution must also appoint persons to sign notices on behalf of the Parent under the Finance Documents. The copy must be certified by a director or the secretary of the Parent to be a true copy of a duly passed resolution which is in full force and effect.

4. A copy of a resolution of the board of directors of each Guarantor approving the giving of the Guarantee, and authorising or, as the case may be, ratifying the signature and delivery of this Agreement. The resolution must be accompanied by an extract from the minutes of the meeting at which it was passed. These minutes must show that the directors considered the giving of the Guarantee to be for the commercial benefit of the Guarantor. The resolution must also appoint persons to sign notices on behalf of the Guarantor under this Agreement. The copy must be certified by a director or the secretary of the Guarantor to be a true copy of a duly passed resolution which is in full force and effect.

5. A certificate of a director of each Obligor to the effect that utilisation of the Facilities in full will not cause that Obligor or its directors to be in default of any limit on borrowing or giving of guarantees.

6. Specimen signatures of all persons authorised by the resolutions referred to above. These signatures must be certified by a director or the secretary of the appointing body to be genuine.

7. Copies of any government or other public authority clearances, consents, licences, registrations or authorisations required under local law for completion of the Acquisition or for the Finance Documents, certified to be in full force and effect. This does not include the STB Consent.

8.    The Charge, duly executed.

9.    Legal opinions from:-

      (a) Shepherd & Wedderburn, Scottish legal advisers to certain of the Borrowers and Guarantors.

      (b) Simpson Thacher & Bartlett, United States legal advisers to certain of the Borrowers and Guarantors.

      (c) Oppenheimer Wolff & Donnelly United States regulatory legal advisers to certain of the Borrowers and Guarantors.

      (d) Delaware legal advisers to certain of the Borrowers and Guarantors, reasonably satisfactory to the Agent.

      (e) United States legal advisers to the Trustees, or a certificate of an officer of the Trustees reasonably satisfactory to the Agent.

      (f)   Slaughter and May, English legal advisers to the Arrangers.

      (g)   Cravath, Swaine & Moore, United States legal advisers to the
            Arrangers.

10. Copies, certified by a director or the secretary of the Parent to be true copies, of resolutions passed at an extraordinary general meeting of the Parent approving, amongst other things, the Acquisition, an amendment to the present limit on the borrowing powers of the Parent and an increase in the authorised share capital of the Parent.

11. Evidence that there has been validly tendered to SCH Holdings or such other wholly owned Subsidiary of the Parent through which the Merger is to be effected sufficient common stock of Coach to enable the Merger to be completed without the requirement of any action by any other Coach security holder, that all conditions to the purchase set forth in the Offer Documents have been satisfied without waiver or amendment (except with the prior written consent of the Arrangers or following syndication the Special Majority Banks) and that SCH Holdings has accepted for purchase all tendered common stock of Coach.

12. An extract from the minutes of a meeting of the Board of Directors the Parent approving the Press Release.

13.   Evidence that the STB has approved the terms of the Voting Trusts.

14. The Voting Trust Agreement duly executed in a form acceptable to an Instructing Group.

15. A copy of all Offer Documents which, in the case of those sent after the date of this Agreement, will be in a form acceptable to an Instructing Group together with a certificate from a director of the Parent confirming that there have been no amendments or waivers in relation to the Offer Documents.

16. A letter from Oppenheimer Wolff & Donnelly to the Parent, in a form acceptable to an Instructing Group, assessing the likelihood of obtaining unconditional STB Consent to the Merger.

17. Evidence that the Borrowers are in compliance with the margin requirements prescribed by the Board of Governors of the Federal Reserve System pursuant to Regulations T, U and X under Section 7 of the Securities and Exchange Act of 1934, including execution of a Form U1.

SCHEDULE 4 : FORM OF NOTICE FOR AN ADVANCE



To:         [name of Agent]

            Attention: [        ]

From: [Borrower]
      Date: [           ]



Dear Sirs,

     $2,250,000,000 CREDIT FACILITIES UNDER LOAN AGREEMENT DATED [ 1999]

1. We refer to the above Agreement between yourselves as Agent, us as Borrower and various other parties (the "Agreement"). Terms defined in the Agreement have the same meaning in this notice.

2.    We would like to draw an Advance under the Agreement as follows:

      (a)   Facility .........................

      (b)   Currency .......................

      (c)   Amount .........................

      (d)   Advance Date ...................

      (e)   Term/Interest Period ...........................

3.    Please pay the above Advance to account number [        ] with [        ]
      in favour of ourselves.

4.    We confirm that, today and on the Advance Date:

      (a) the representations deemed repeated in Clause 17.2 of the Agreement are and will be true, and

      (b) there is and will be no outstanding Termination Event or Potential Termination Event.

                              Yours faithfully,



                             for and on behalf of

                             [                  ]

SCHEDULE 5 : COSTS RATE

The Mandatory Costs Rate is an addition to the interest rate on the Advance to compensate the Lenders for the cost attributable to the Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "ACT") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing cash ratio deposits or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The Mandatory Costs Rate will be the rate determined by the Agent to be equal to the arithmetic mean (and rounded upward, if necessary, to four decimal places) of the respective rates notified by each of the Lenders to the Agent as the rate resulting from the application (as appropriate) of the following formulae:

      in relation to sterling Advances giving rise to a requirement to make the deposits referred to above: XL + S(L - D) + F x 0.01
                                 ------------------------
                                     100 - (X + S)


      in relation to other Advances:        F x 0.01
                                            --------
                                              300

where, in each case, on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the Agent is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

L is the BBA sterling LIBOR rate quoted at or about 11.00 a.m. (London time) on Telerate (now at page 3750) on that day;

F the rate of charge equal to the average of the respective rates of charge notified to the Agent by each Lender as being payable by that Lender to the FSA pursuant to paragraph 2.02 or 2.03, as the case may be, of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02b or 2.03b, as the case may be, shall be deemed to be zero) and expressed in pounds per pound sterling 1,000,000 of the Fee Base of such Lender.

S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the Agent is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to the Agent on Special Deposits.

(X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Lender fails to notify any such rate to the Agent, the Mandatory Costs Rate shall be determined on the basis of the rate(s) notified to the Agent by the remaining Lender(s).

The Mandatory Costs Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the Mandatory Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formulae (or any element thereof, or any defined term used therein) inappropriate or inapplicable, the Agent, following consultation with the Borrowers' Agent shall be entitled to very the same. Any such variation shall, in the absence of error, be conclusive and binding on all parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

      The terms ELIGIBLE LIABILITIES and SPECIAL DEPOSITS shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

      FEE BASE has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

      FEES REGULATIONS means, as appropriate, either:

      (a)   the Banking Supervision (Fees) Regulations 1999; or

      (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 2000.

      Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or re-enacted from time to time.

To the extent possible each Lender will use all reasonable efforts to fund its participation in any sterling Advance in such a way as to ensure that the sterling Advance will not constitute Eligible Liabilities for the purposes of the Act. No Lender will, however, be obliged to do anything which in its reasonable opinion would or might have an adverse economic effect on it or which would be or might be contrary to general banking practice.

SCHEDULE 6 : FORM OF SUBSTITUTION CERTIFICATE

                             STAGECOACH HOLDINGS PLC



       $2,250,000,000 FACILITIES UNDER LOAN AGREEMENT DATED [       1999]

                            SUBSTITUTION CERTIFICATE

To:   [Name and address of the Agent]

This certificate is delivered to you for the purposes of Clause 25.3 of the above Agreement (the "Agreement") under which you are currently Agent. Terms defined in the Agreement have the same meaning in this Certificate.



      Name of Existing Lender:   ____________________________

      Name of New Lender:        ____________________________

      Details of substitution:

      [Insert details distinguishing between undrawn Commitments and participation in the Loan and other amounts due under the Facilities and Facility to be transferred]

      Date of effect of substitution:    ____________________

The substitution described above will take effect in accordance with Clause
25.3 of the Agreement.

The Existing Lender and the New Lender agree as follows:

1. The New Lender is responsible for its own decision to become involved in the Facilities. It should make its own credit appraisal of the Obligors and the terms of the Facilities. Neither the Existing Lender nor the Agent makes any representation that any information provided to the New Lender before or after the date of this Certificate is true. Accordingly the New Lender should take whatever action it believes is necessary to verify that information. In addition neither the Existing Lender nor the Agent is responsible for the legality, validity or adequacy of the Finance Documents. The New Lender will satisfy itself on these issues.

2. There is no obligation on the Existing Lender to accept any novation or assignment back of the rights and obligations referred to in this certificate. The Existing Lender accepts no obligation to indemnify the New Lender for any losses incurred as a result of a failure by Obligors to perform its obligations or for any other losses. The New Lender acknowledges this is the case.

This certificate is to be governed by and construed in accordance with English law.

Existing Lender                                 New Lender
---------------                                 ----------
[Name of Existing Lender]                       [Name of New Lender]

By:                                             By:

Agent (on behalf of the other Lenders, the Borrowers, the Guarantors and itself)

[Name of Agent]

By:

Date:

Notice details for New Lender

(if it is not already a

Lender):

Address:

Fax Number:

Telephone Number:

Attention:

Payment Instructions:

SCHEDULE 7 : MARGIN



The Margin shall be as follows.

(A)   On any day when any part of the Facility A Loan is outstanding:

      (1) and both (a) and (b) are true : 1.25 per cent.

      (2) and (a) is true but not (b) : 1.125 per cent.

      (3) and (b) is true but not (a) : 1.25 per cent.

      (4) and neither (a) nor (b) is true : 1.00 per cent.

      (a) The outstanding amount of the Facility C Loan is greater than $250,000,000, taking any Facility C Advance denominated in an Optional Currency at its Original Dollar Amount.

      (b) The day in question is later than 31st December 1999 and the Parent has not issued the New Equity.

(B)   On any day when no part of the Facility A Loan is outstanding:

      The rate appearing in the following table next to the ratio of Total Debt to EBITDA (as stated in the Applicable Certificate) or until delivery of an Applicable Certificate the rate calculated in accordance with (A) above:

      Total Debt to EBITDA              Margin
      --------------------              ------
      Greater than 4.00                 1.125% p.a.
      Greater than 3.50 to 4.00         1.000% p.a.
      Greater than 3.00 to 3.50         0.875% p.a.
      3.00 or less                      0.750% p.a.

      "APPLICABLE CERTIFICATE" means the certificate most recently delivered to the Agent under Clause 18.1(iii).

      "TOTAL DEBT" and "EBITDA" have the meaning given to them in Clause 19. Total Debt will be at the date to which the Applicable Certificate applies. EBITDA will be the figure for the 12 month period ending on the date to which the Applicable Certificate applies and will be determined in accordance with Clause 19.

(C) If, however, the Margin would change after the first day of an Interest Period for an Advance under (A) or (B), the Margin for that Advance for that Interest Period will remain the same as the Margin on the first day of that Interest Period.

SCHEDULE 8 : FORM OF CONFIDENTIALITY LETTER

                          CONFIDENTIALITY AGREEMENT

                           [Letterheading of bank]

To:   Stagecoach Holdings PLC



[Name of bank]                                  [Date]



Dear Sirs,

               US$2,250,000,000 FACILITIES DATED [ ] JUNE, 1999
           (THE "FACILITY") ARRANGED BY CREDIT SUISSE FIRST BOSTON,
 J.P. MORGAN SECURITIES LTD., THE ROYAL BANK OF SCOTLAND PLC AND THE GOVERNOR
        AND COMPANY OF THE BANK OF SCOTLAND (TOGETHER "THE ARRANGERS")

We,_______________, (the "BANK"), refer to the Facility, whereby, upon our signature of this letter you and/or the Arrangers may give us certain information and documents relating to the Facility (together, the "INFORMATION"). In this letter the "ARRANGER GROUP" means the Arrangers and their respective Subsidiaries and Holding Companies (each as defined in the Companies Act 1985) together with each such person's affiliates.

In consideration of the disclosure of Information by you or any representative of the Arranger Group as follows:

(a) We undertake to hold in strict confidence all Information disclosed to us by you or the Arranger Group and to use the Information for the sole purpose of evaluating and participating in the Facility. Despite this obligation, we may disclose Information:

      (i)   to our advisors;

      (ii) which, except through a failure by us or any of our advisers to comply with an undertaking as to confidentiality, is in the public domain at the time the Information is disclosed to us or becomes thereafter in the public domain; or

      (iii) to bank supervisory authorities, statutory auditors or examining authorities, if we are obliged by law or regulation to disclose the Information to them; or

      (iv) which is already in our possession as at the date of this undertaking, except as a breach of confidentiality undertaking; or

      (v) which is independently developed or generated by us from other sources; or

      (vi) which is provided to us by any third party who, to the best of our knowledge, was free of any restriction as to its use or disclosure at the time of such provision; or

      (vii) where required by law.

(b) We shall ensure that (i) our advisors are informed of the confidential nature of the Information and of the contents of this Confidentiality Agreement, and (ii) such persons are bound, contractually, statutorily or otherwise, by obligations similar or analogous to those contained in this Confidentiality Agreement.

(c) At your request, we shall provide you with details of all advisors to whom any Information is, or is to be, disclosed.

(d) If we choose not to participate in the Facility we will remain bound by the terms of this letter for a period of twenty four months from the date of receipt of the relevant Information.

This letter is governed by, and is construed in accordance with, English law.

_______________________________________________
For and on behalf of



Date:_________________________________

By:___________________________________

Title:________________________________

SCHEDULE 9 : FORM OF DESIGNATION AGREEMENT



                            DESIGNATION AGREEMENT

DATE :

PARTIES

1.    [                ], a company incorporated in [            ], of [address]
      (the "New Borrower")

2. STAGECOACH HOLDINGS PLC, a company (registered number SC100764), of 20 Charlotte Street, Perth PH1 5LL (the "PARENT"), on its own behalf and on behalf of each of the existing Borrowers and each of the Guarantors (both as defined in the Loan Agreement referred to below)

3. MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "AGENT"), on its own behalf and on behalf of each of the Lenders (each as defined in the Loan Agreement)

BACKGROUND

A Loan Agreement (the "LOAN AGREEMENT") was made on [22nd] June 1999 between
(1) the Parent, (2) the Guarantors named in the Loan Agreement, (3) the lenders named in the Loan Agreement, (4) Credit Suisse First Boston, J.P. Morgan Securities Ltd., The Royal Bank of Scotland PLC and The Governor and Company of the Bank of Scotland as Arrangers and (5) the Agent. Under the terms of the Loan Agreement the Lenders agreed to provide to the Borrowers a $2,250,000,000 multi-currency term and revolving credit facilities.

Under Clause 3.6 of the Loan Agreement the Parent has requested that the New Borrower be admitted as a Borrower. All the Lenders have agreed to this request.

The parties agree as follows:

1.    INTERPRETATION

      Unless a contrary intention is indicated, words and expressions defined in the Loan Agreement will have the same meanings respectively when used in this Agreement. References to the Loan Agreement are to that agreement as amended or supplemented.

2.    CONDITIONS PRECEDENT

      Clause 3 will take effect when the Agent has received all the items listed in the Schedule in a form satisfactory to the Agent.

3.    INCORPORATION OF ADDITIONAL BORROWER

      When this Clause takes effect the New Borrower will:

      (h) become a party to the Loan Agreement as if it had been an original signatory as a borrower; and

      (i) become a "Borrower" within the definition in Clause 1.1 of the Loan Agreement.

      The New Borrower, and each of the Parent, the existing Borrowers, the Guarantors, the Lenders and the Agent agrees to be bound by the Loan Agreement on this basis. The Parent also confirms, on behalf of the Guarantors, that, as a result, the Guarantee applies to all obligations of the New Borrower under the Loan Agreement.

4.    REPRESENTATIONS BY THE NEW BORROWER

      The New Borrower confirms in respect of itself that each of the following is true:

      (A)   It is a Subsidiary of the Parent.

      (B)   The representations in Clause 17.1(A), (B), (C), (D), (E), (G),
            (T) and (U) of the Loan Agreement, if stated at the date of this Agreement with reference to the New Borrower and the facts subsisting on the date of this Agreement, are true.

5.    CONSTRUCTION

      This Agreement and the Loan Agreement will be read and construed as one document. References in the Loan Agreement to the Loan Agreement (however expressed) will be read and construed as references to the Loan Agreement and this Agreement.

6.    NOTICES

      The address details of the New Borrower for the purpose of Clause 24.4 are as follows:

      [                             ]

      Fax number: [             ]
      Attention:  [             ]

7.    LAW

      This Agreement shall be governed by and construed in accordance with English law.

                                  THE SCHEDULE


1. A copy of the Memorandum and Articles of Association or other constitutional documents of the New Borrower. This copy must be certified by a director, secretary or appropriate officer of the New Borrower to be complete, up-to-date and in full force and effect.

2. A copy of a resolution of the board of directors or partners of the New Borrower approving the Designation Agreement and authorising the signature and delivery of the Designation Agreement. The resolution must also appoint persons to sign notices on behalf of the New Borrower under the Finance Documents. The copy must be certified by a director or the secretary or appropriate officer of the New Borrower to be a true copy of a duly passed resolution which is in full force and effect.

3. A certificate of a director or equivalent of the New Borrower to the effect that utilisation of the Facilities in full will not cause the New Borrower or, if applicable, its directors to be in default of any limit on borrowing or giving of guarantees.

4. Specimen signatures of all persons authorised by the resolutions referred to above. These signatures must be certified by a director or the secretary or appropriate officer of the appointing body to be genuine.

5. Copies of any government or other public authority clearances, consents, licenses, registrations or authorisations required under local law for the Designation Agreement or for the Finance Documents, certified to be in full force and effect.

6.    Legal opinion(s) in a form satisfactory to the Agent.

7.    Such other items as the Agent may reasonably require.

[New Borrower]

By:



STAGECOACH HOLDINGS PLC

By:



MORGAN GUARANTY TRUST COMPANY OF NEW YORK

By:

                                   SIGNATURES



BORROWERS

STAGECOACH HOLDINGS PLC

Address:          Charlotte House, 20 Charlotte Street, Perth PH1 5LL, Scotland

Fax Number:       01738 643 648

Attention:        Finance Director

By: /s/
   --------------------------------


GUARANTORS

Signed for and on behalf of
all the Guarantors listed below

By: /s/
   --------------------------------

STAGECOACH HOLDINGS PLC
Address:          Charlotte House, 20 Charlotte Street, Perth PH1 5LL, Scotland

EAST LONDON BUS & COACH COMPANY LIMITED
Address:          2-4 Clements Road, Ilford, Essex IG1 1BA, England

DOCKLANDS TRANSIT LIMITED
Address:          2-4 Clements Road, Ilford, Essex IG1 1BA, England

SOUTH EAST LONDON & KENT BUS COMPANY LIMITED
Address:          180 Bromley Road, Catford, London SE6 2XA, England

STAGECOACH (SOUTH) LIMITED
Address:          Bus Station, Southgate, Chichester, West Sussex PO19 2DQ,
                  England

STAGECOACH (NORTH WEST) LIMITED
Address:          Daw Bank, Stockport, Cheshire SK3 0DU, England

EAST MIDLAND MOTOR SERVICES LIMITED
Address:          New Street, Chesterfield S40 2LQ, England

PSV CLAIMS BUREAU LIMITED
Address:          Frenchwood Avenue, Preston, Lancashire PR1 4LU, England

NATIONAL TRANSPORT TOKENS LIMITED
Address:          Glenfield Park, Blakewater Road, Blackburn, Lancashire BB1
                  5QH, England

EAST KENT ROAD CAR COMPANY LIMITED
Address:          2-4 Clements Road, Ilford, Essex IG1 1BA, England

STAGECOACH EAST KENT LIMITED
Address:          2-4 Clements Road, Ilford, Essex IG1 1BA, England

GRIMSBY CLEETHORPES TRANSPORT COMPANY LIMITED
Address:          New Street, Chesterfield, Derbyshire SQ4 2LQ, England

STAGECOACH WEST LIMITED
Address:          3-4 Bath Street, Cheltenham, Gloucester GL50 1YE, England

CAMBUS HOLDINGS LIMITED
Address:          100 Cowley Road, Cambridge CB4 4DN, England

CAMBUS LIMITED
Address:          100 Cowley Road, Cambridge CB4 4DN, England

PREMIER TRAVEL SERVICES LIMITED
Address:          100 Cowley Road, Cambridge CB4 4DN, England

THE VISCOUNT BUS & COACH COMPANY LIMITED
Address:          100 Cowley Road, Cambridge CB4 4DN, England

STAGECOACH (SCOTLAND) LIMITED
Address:          Guild Street, Aberdeen AB9 2DR, Scotland

HYNDBURN TRANSPORT LIMITED
Address:          Daw Bank, Stockport, Cheshire SK3 0DU, England

TRANSIT HOLDINGS INTERNATIONAL LIMITED
Address:          3-4 Bath Street, Cheltenham, Gloucester GL50 1YE, England

STAGECOACH INTERNATIONAL SERVICES LIMITED
Address:          Charlotte House, 20 Charlotte Street, Perth PH1 5LL,
Scotland

STAGECOACH DEVON LIMITED
Address:          Belgrave Road, Exeter, Devon EX1 2LB, England

GM BUSES SOUTH HOLDINGS LIMITED
Address:          Daw Bank, Stockport, Cheshire SK3 0DU, England

GREATER MANCHESTER BUSES SOUTH LIMITED
Address:          Daw Bank, Stockport, Cheshire SK3 0DU, England

BURNLEY & PENDLE TRANSPORT COMPANY LIMITED
Address:          Queensgate, Colne Road, Burnley, Lancashire BB10 1HH,
                  England

THAMES TRANSIT LIMITED
Address:          3-4 Bath Street, Cheltenham, Gloucestershire GL50 1YE,
                  England

TRANSIT ADVERTISING LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

TEES VALLEY LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

HARTLEPOOL TRANSPORT (1993) LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

BUSWAYS TRAVEL SERVICES LIMITED
Address:          North Bridge Street, Wheatsheaf, Sunderland SR5 1AQ, England

CLEVELAND TRANSIT LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

KINGSTON UPON HULL CITY TRANSPORT LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

HARTLEPOOL TRANSPORT LIMITED
Address:          Church Road, Stockton on Tees, Cleveland TS18 2HW, England

ARRANGERS

CREDIT SUISSE FIRST BOSTON

By: /s/

J.P. MORGAN SECURITIES LTD.

By: /s/

THE ROYAL BANK OF SCOTLAND PLC

By: /s/

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

By: /s/

LENDERS

CREDIT SUISSE FIRST BOSTON

Address:    One Cabot Square, London E14 42J, England

Fax Number: 0171 888 8398

Attention:  Client Services Agent Unit

By: /s/

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:    60 Victoria Embankment, London EC4 0JP, England

Fax Number: 0171 325 8190

Attention:  London Loans Middle Office

By: /s/

THE ROYAL BANK OF SCOTLAND PLC

Address: Drummond House, PO Box 1727, 1 Redheughs Avenue, Edinburgh EH12 9JN, Scotland

Fax Number: 0131 317 1003

Attention:  Sandy MacKenzie

By: /s/

THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

Address:    Uberior House, 61 Grassmarket, Edinburgh EH1 2JF, Scotland

Fax Number: 0131 243 5615

Attention:  Director of Syndications

By: /s/



AGENT

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Address:    60 Victoria Embankment, London EC4 0JP, England

Fax Number: 0171 325 8190

Attention:  London Loans Middle Office

By: /s/